UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ______ )

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AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA’S CAR-MART, INC.

802 Southeast Plaza Ave., Suite 200

Bentonville, Arkansas 72712

Notice of Annual Meeting of Stockholders

To be held August 29, 2018

To the holders of common stock of America’s Car-Mart, Inc.:

Notice is hereby given that the annual meeting of stockholders of America’s Car-Mart, Inc., a Texas corporation, will be held at the Company’s principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712, on Wednesday, August 29, 2018 at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers;

(3)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2019;

(4)	To approve an amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000;

(5)	To approve an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000;

(6)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record as of the close of business on July 17, 2018 will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

Very truly yours,

/s/ Jeffrey A. Williams

Jeffrey A. Williams
President and Chief Executive Officer

July 18, 2018

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to vote as promptly as possible by the Internet. If you request a printed copy of the proxy materials, you may complete and mail the proxy you will receive in response to your request or you may vote by the Internet. If you attend the meeting and wish to change your vote, you may do so by voting in person at the meeting.

AMERICA’S CAR-MART, INC.

802 Southeast Plaza Ave., Suite 200

Bentonville, Arkansas 72712

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

AUGUST 29, 2018

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us," "our" and "the Company" refer to America’s Car-Mart, Inc. and its subsidiaries.

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, which is first being mailed to stockholders on or about July 20, 2018, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Company’s principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712, on Wednesday, August 29, 2018 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. To receive directions to the annual meeting, please call (479) 464-9944. The address of our principal executive offices is 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712, and our telephone number is (479) 464-9944.

Stockholders of record can vote on the Internet, by mail or by attending the annual meeting and voting by ballot as described below. On or about July 20, 2018, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders advising them that they can access this proxy statement, the 2018 Annual Report and voting instructions over the Internet at www.onlineproxyvote.com/CRMT. You may then access these materials and vote your shares over the Internet. Please keep the notice for your reference through the meeting date.

Alternatively, you may request that a printed copy of the proxy materials be mailed to you for this meeting. If you want to receive a paper copy of the proxy materials, you may request one by calling the Company’s transfer agent, Securities Transfer Corporation, toll-free at 1-844-230-4626, or by sending an email to car-mart@stctransfer.com with “Proxy Materials Order” in the subject line and in the body of the message include your full name, address, and request. There is no charge to you for requesting a copy. Please make your request for a copy on or before August 15, 2018, to facilitate timely delivery. If you request a paper copy of the proxy materials, you may vote by mail by completing and returning the proxy card you will receive in response to your request or you may vote by the Internet.

We encourage you to vote your shares through our Internet voting option. You can vote on the Internet by following the instructions in the notice that was mailed to you. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 8:30 a.m. Central time on August 29, 2018. If you vote on the Internet, you do not need to return your proxy card.

Please note: If you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to the Notice of Internet Availability of Proxy Materials that was mailed to you by your bank, broker or other holder of record to see which voting options are available to you and for instructions on how to vote your shares and how to request a printed copy of the proxy materials.

If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed envelope that will be provided to you in response to your request, even if you plan to attend the annual meeting. Postage need not be affixed to the envelope if mailed within the United States. The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested. If you attend the annual meeting and vote in person, your proxy card will not be used.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations Manager by telephone at (479) 464-9944 or by e-mail at zachary.jennings@car-mart.com. This will assist us with meeting preparations. You also can obtain directions to the meeting by calling this number. Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the meeting.

Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date. In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person. Proxies in the form provided, if duly signed or authenticated electronically and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon. Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement; “FOR” the resolution approving the Company’s compensation of its named executive officers; “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm; “FOR” the approval of the amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000; “FOR” the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000; and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Only stockholders of record at the close of business on July 17, 2018 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Each share of our common stock issued and outstanding on such record date is entitled to one vote. As of July 17, 2018, we had 7,082,063 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote as of the record date is necessary to constitute a quorum. Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting. The proposals regarding the advisory vote to approve the Company’s executive compensation, the ratification of Grant Thornton LLP as our independent registered public accounting firm, the approval of the amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000, and the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000 require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, the proposals.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote, and therefore will be included for purposes of determining whether a quorum is present at the annual meeting. For the election of directors, abstentions and broker “non-votes” will not be deemed to be “votes cast.” For each other proposal, abstentions will be treated as “votes cast,” but broker “non-votes” will not be deemed to be “votes cast.” As a result, broker “non-votes” will not be included in the tabulation of the voting results on the election of directors and the other proposals presented in this proxy statement, and therefore will not have any effect on such votes. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions will not be included in the tabulation of the voting results on the election of directors, and therefore will not have any effect on such vote, but will have the same effect as a vote against the proposals regarding the advisory vote on executive compensation, the ratification of Grant Thornton LLP as our independent registered public accounting firm, the approval of the amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000, and the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.

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The Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to in this proxy statement as the Dodd-Frank Act, directed national securities exchanges to prohibit broker discretionary voting of uninstructed shares held in “street name” (through a broker or nominee) for the election of directors, executive compensation and certain other matters. Under current stock exchange rules, broker discretionary voting is not permitted for the election of directors and executive compensation matters, including proposals to approve the implementation of, or material revisions to, any equity compensation plan. Therefore, if you hold shares through a broker or other nominee and you do not give your broker or nominee specific instructions, including regarding the election of directors, the advisory vote on our executive compensation, the approval of the amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000, and the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Individual stockholders of record will receive copies of the proxy solicitation materials even if they share the same mailing address. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid for such services. We have not engaged, and do not plan to engage, the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if any, will not be material.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 13, 2018 with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially owned(1)		Percent of Shares Outstanding
Magnolia Capital Fund, LP	755,282	(2)	10.7%
Dimensional Fund Advisors LP	600,247	(3)	8.5%
BlackRock, Inc.	512,864	(4)	7.2%
Yacktman Asset Management LP	403,460	(5)	5.7%
Invesco Ltd.	353,156	(6)	5.0%
Daniel J. Englander	234,478	(7)	3.3%
William H. Henderson	174,529	(8)	2.4%
Joshua G. Welch	142,761	(9)	2.0%
Jeffrey A. Williams	106,295	(10)	1.5%
Jim von Gremp	25,000	(11)	*
Robert Cameron Smith	23,550	(12)	*
Vickie D. Judy	13,532	(13)	*
Ray C. Dillon	5,750	(14)	*
All directors and executive officers as a group (8 persons)	725,895	(15)	10.0%

_________________________________

*	Less than 1% of outstanding shares.

(1)	"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of July 13, 2018. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 7,089,063 shares of the Company’s common stock outstanding on July 13, 2018, adjusted as required by rules promulgated by the SEC.

(2)	Based on a Schedule 13G/A filed with the SEC on February 7, 2018 and Form 4 reports filed with the SEC on June 25, 2018, June 28, 2018 and July 10, 2018 by Magnolia Capital Fund, LP, Magnolia Group, LLC and Adam K. Peterson, each with an address of 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. The reporting persons reported in the Schedule 13G/A beneficial ownership of 887,411 shares for which each has sole voting power and sole dispositive power over zero shares and shared voting power and shared dispositive power over 887,411 shares. Subsequent Form 4 filings reported sales of an aggregate of 132,129 shares. We make no representation as to the accuracy or completeness of the information reported.

(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP with an address of Building One, 6300 Bee Cave Road, Austin, Texas 78746. The reporting person reported beneficial ownership of 600,247 shares for which it has sole voting power over 561,706 shares and sole dispositive power over 600,247 shares. We make no representation as to the accuracy or completeness of the information reported.

(4)	Based on a Schedule 13G/A filed with the SEC on January 29, 2018 by BlackRock, Inc. with an address of 55 East 52nd Street, New York, NY 10055. The reporting person reported beneficial ownership of 512,864 shares for which it has sole voting power over 502,214 shares and sole dispositive power over 512,864 shares. We make no representation as to the accuracy or completeness of the information reported.

(5)	Based on a Schedule 13G/A filed with the SEC on February 2, 2018 by Yacktman Asset Management LP with an address of 6300 Bridgepoint Parkway, Building One, Suite 500, Austin, Texas 78730. The reporting person reported beneficial ownership of 403,460 shares for which it has sole voting power over 401,460 shares, sole dispositive power over 401,460 shares, shared voting power of 2,000 shares and shared dispositive power of 2,000 shares. We make no representation as to the accuracy or completeness of the information reported.

(6)	Based on a Schedule 13G/A filed with the SEC on February 7, 2018 by Invesco Ltd. with an address of 1555 Peachtree Street NE, Atlanta, GA 30309. The reporting person reported beneficial ownership of 353,156 shares for which it has sole voting power and sole dispositive power over 353,156 shares. We make no representation as to the accuracy or completeness of the information reported.

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(7)	Includes 172,965 shares held by Ursula Capital Partners of which Mr. Englander is the sole general partner and 46,250 shares which Mr. Englander has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein.

(8)	Includes 60,000 shares which Mr. Henderson has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options, 1,874 shares held in the Company’s Employee Stock Purchase Plan and 750 shares held as custodian for minor children.

(9)	Includes 137,761 shares held by Vicuna Capital I, LP of which Mr. Welch is the managing member and 5,000 shares which Mr. Welch has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options. Mr. Welch disclaims beneficial ownership of the shares held by Vicuna Capital I, LP except to the extent of his pecuniary interest therein.

(10)	Includes 30,000 shares which Mr. Williams has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options, 2,014 shares held in the Company’s Employee Stock Purchase Plan, 2,565 shares held in the Company’s 401(k) Plan and 25,000 shares pledged as security.

(11)	Includes 10,000 shares which Mr. von Gremp has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options and 15,000 shares held in a family trust, of which Mr. von Gremp and his wife are co-trustees. Mr. von Gremp and his wife share voting and investment power over the shares held by the trust.

(12)	Includes 20,000 shares which Mr. Smith has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options.

(13)	Includes 10,500 unvested shares of restricted stock, 2,500 shares which Ms. Judy has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options and 532 shares held in the Company’s Employee Stock Purchase Plan.

(14)	Includes 5,000 shares which Mr. Dillon has the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding stock options.

(15)	Includes 178,750 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days of July 13, 2018 upon exercise of outstanding options.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our bylaws, our board of directors has set the number of directors for the ensuing year at seven, six of whom are proposed to be elected at the annual meeting of stockholders. Robert Cameron Smith has announced that he will retire from our board of directors effective as of the 2018 Annual Meeting, when his current term expires. Because the board of directors has named only six nominees in this proxy statement, proxies cannot be voted for greater than six director candidates at the 2018 Annual Meeting.

In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors. Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election.

In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified. The following persons have been nominated for election to our board of directors:

Ray C. Dillon, age 62, has served as a director since August 2017. Mr. Dillon was the President, Chief Executive Officer and a director of Deltic Timber Corporation (NYSE: DEL) from July 2003 until his retirement in October 2016. Mr. Dillon has over 40 years of experience in the paper and forest products industry. Prior to joining Deltic Timber, Mr. Dillon served in various executive positions with Gaylord Container Corporation from 1994 through mid-2003, including Executive Vice President from 2000 through mid-2003, Vice President Primary Products from 1997 through 2000, and Vice President Mill Operations from 1994 through 1997. Mr. Dillon’s other public board experience includes U.S. Concrete, Inc. (NASDAQ: USCR) from 2009 to 2010. Mr. Dillon has also been a director of Stone Bank in Little Rock, Arkansas since December 2017, and served as a director and chairman of the board of the Little Rock Branch of the Federal Reserve Bank of St. Louis for seven years. Mr. Dillon graduated from Mississippi State University where he received a B.S. in Chemical Engineering. He also holds a Master of Business Administration degree from the University of Chicago. Mr. Dillon’s public and private company board and executive experience and operational and strategic expertise qualifies him to serve on the Company’s board.

Daniel J. Englander, age 49, has served as a director since February 2007. Mr. Englander is the founder and currently the Managing Partner of Ursula Capital Partners, an investment management partnership founded in 2004. From January 2005 to June 2006, Mr. Englander was a partner of Prescott Securities, an investment fund, and from October 1994 to January 2005, he was employed by Allen & Company, an investment merchant bank, most recently as Managing Director. Mr. Englander is also currently on the board of directors of Copart, Inc. (NASDAQ: CPRT). Mr. Englander’s qualifications to serve on the board include his financial and investment experience. He also brings operational and strategic expertise, as well as business development expertise, to the board.

William H. Henderson, age 55, has served as a director since September 2002. Mr. Henderson also served as our Chief Executive Officer from October 2007 to December 2017, and as our President from May 2002 to March 2016. From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of our wholly owned operating subsidiary. From 1992 until 1998, Mr. Henderson served as General Manager of our wholly owned operating subsidiary. From 1987 until 1992, Mr. Henderson primarily held positions of District Manager and Regional Manager of our wholly owned operating subsidiary. Mr. Henderson’s qualifications to serve on the board include his more than 30 years of experience with our company and his in-depth knowledge of our company and its operations. In addition, Mr. Henderson provides significant industry experience and expertise to the board.

Jim von Gremp, age 68, has served as a director since December 2015 and Chairman of the Board since August 2016. Mr. von Gremp is a real estate investor, communication consultant, and former Wal-Mart executive. While with Wal-Mart he served in various areas including accounting, auditing, treasury, employee benefits, training/development, and public/corporate affairs. He was a member of the Board of Trustees of the University of Arkansas System from March 2005 to March 2016, serving as Chairman in 2014 and has been a Board Member of Arvest Bank-Benton County since 2005. He served as a member of the Arkansas Department of Higher Education Coordinating Board. Mr. von Gremp was Chairman of the Arkansas Public Service Commission from 1999 to 2000, and served as Executive Director of Governmental Operations for the State of Arkansas, Governor's Office under Governor Mike Huckabee from 1996 to 1997, and represented Arkansas District 2 (Benton County) from 1993 to 1996 as a State Representative. He is a Certified Public Accountant-Retired. Mr. von Gremp’s qualifications to serve on the board include his financial and investment experience.

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Joshua G. Welch, age 53, has served as a director since January 2018. Mr. Welch is the founder and currently the Managing Partner of Vicuna Capital I, LP, an investment management partnership founded in 1998. From June 1990 to June 1998, Mr. Welch was a securities analyst with the Tisch Family Interests, where he served on the board of Equimark Corp, then a publicly-traded national bank. Mr. Welch is a graduate of Williams College and Columbia Business School and has served on numerous charitable boards. Mr. Welch’s qualifications to serve on the board include his financial and analytical skills.

Jeffrey A. Williams, age 55, has served as Chief Executive Officer of the Company since January 2018, President of the Company since March 2016, and as a director since August 2011. Before becoming Chief Executive Officer, Mr. Williams served as Chief Financial Officer of the Company since 2005. He also served as Vice President Finance from 2005 to March 2016 and as Secretary of the Company from 2005 to May 2018. Mr. Williams is a Certified Public Accountant and prior to joining the Company, his experience included approximately seven years in public accounting with Arthur Andersen & Co. and Coopers and Lybrand LLC in Tulsa, Oklahoma and Dallas, Texas. His experience also includes approximately five years as Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products. Mr. Williams' qualifications to serve on the Board include his financial and operational experience.

The board of directors recommends a vote "FOR" each of the six nominees to our board of directors.

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PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

At the 2017 Annual Meeting, the stockholders approved (94.7% of votes cast), on an advisory basis, the compensation of the Company’s named executive officers. The Compensation Committee believes this level of stockholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2018, and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time. At the 2017 Annual Meeting, the stockholders also recommended, in an advisory vote, to hold future say-on-pay votes on an annual basis. As such, the board of directors has determined to hold this advisory vote on the compensation of named executive officers each year. The next advisory vote to determine the frequency with which stockholders will consider to approve an advisory vote on the Company’s compensation of its named executive officers will be in 2023.

Accordingly, the board of directors is seeking the advisory vote of stockholders on the compensation of the Company’s Chief Executive Officer and Chief Financial Officer (collectively, our “named executive officers”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

The Company’s named executive officers made and effectively managed the execution of key business and strategic decisions that helped the Company continue to navigate difficult competitive conditions. In fiscal year 2018, the Company increased revenues by 4.2% to $612 million, and added only $34 million in debt while growing the receivable base by $34.6 million and repurchasing $42 million of the Company’s common stock. These accomplishments were especially significant given continuing competitive pressures resulting from sustained increases in the level of financing available to the sub-prime auto industry and corresponding significant credit loss increases for the industry.

As discussed in our “Compensation Discussion and Analysis” below, we have designed our executive compensation program to attract and retain the highest quality executive officers, directly link pay to performance, and build value for our stockholders. The program provides total compensation opportunities at levels that are competitive in our industry, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our business objectives, and closely aligns the interests of our executives with the interests of our stockholders. Accordingly, the board of directors encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and asks you to cast a vote to approve the compensation of our named executive officers through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory and therefore not binding on the Company, the compensation committee or the board of directors. The board and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends a vote "FOR" the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

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PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our Company’s independent registered public accounting firm to audit the consolidated financial statements of our Company for the fiscal year ending April 30, 2019. Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2018.

A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions that stockholders may have.

Principal Accountant Fees and Services

The aggregate fees billed by Grant Thornton LLP through July 17, 2018 for professional services rendered for the fiscal years ended April 30, 2018 and 2017, respectively, were as follows:

	2018	2017
Audit fees	$307,444	$302,207
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$307,444	$302,207

The audit fees for the years ended April 30, 2018 and 2017 were for the audits of our annual financial statements included in our annual report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our quarterly reports on Form 10-Q and consents for and review of other documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor. Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor. During the fiscal year ended April 30, 2018, our audit committee pre-approved all audit and permitted non-audit services that were provided to us by our independent auditors.

Ratification of the Independent Registered Public Accounting Firm

Although stockholder ratification is not required by our bylaws or otherwise, the appointment of Grant Thornton LLP as our Company’s independent registered public accounting firm to audit the consolidated financial statements for the fiscal year ending April 30, 2019 is being submitted to our stockholders for ratification because we believe it is a matter of good corporate governance. In the event our stockholders do not ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2019, the adverse vote will be considered as a recommendation to the audit committee to select other auditors for the following fiscal year. However, due to the difficulty in making any substitution of auditors after the beginning of the fiscal year, it is contemplated that the appointment of Grant Thornton LLP for the fiscal year ending April 30, 2019 will be permitted to stand unless the audit committee finds other good reason for making a change. The audit committee may terminate Grant Thornton LLP’s engagement as our company’s independent registered public accounting firm without the approval of our stockholders if it deems termination appropriate and in our best interest and the best interests of our stockholders.

The board of directors recommends a vote "FOR" the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2019.

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PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED STOCK INCENTIVE PLAN

On May 23, 2018, the board of directors adopted, subject to stockholder approval, an amendment to the Amended and Restated Stock Incentive Plan, referred to in this proxy statement as the Restated Incentive Plan, to increase to 450,000 the number of shares of our common stock that may be issued under the Incentive Plan. The amendment to the Restated Incentive Plan will become effective upon stockholder approval.

The following summary of certain features of the Restated Incentive Plan, as proposed to be amended by the stockholders, is qualified in its entirety by reference to the full text of the Restated Incentive Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Restated Incentive Plan

The Restated Incentive Plan permits us to grant restricted shares of common stock subject to time-based and/or performance-based vesting conditions as part of the equity alternatives available to our compensation committee when designing compensation incentives. The purpose of the Restated Incentive Plan is to promote our success and enhance our value by linking the personal interests of participants to those of our stockholders, and by providing participants with an incentive for outstanding performance and service. The Restated Incentive Plan is further intended to provide flexibility to us in our ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Authorized Shares

The America’s Car-Mart, Inc. Stock Incentive Plan (formerly the 2005 Restricted Stock Plan), referred to in this proxy statement as the 2005 Incentive Plan, originally provided for the grant of 100,000 shares of common stock. In fiscal year 2008, our stockholders approved an increase in the number of shares that may be issued under the 2005 Incentive Plan by 50,000 to a total of 150,000 shares. In August 2009, our stockholders approved an additional increase in the number of shares that may be issued under the plan from 150,000 shares to 350,000 shares. In August 2015, our stockholders approved the Restated Incentive Plan, which amended and restated the 2005 Incentive Plan. The Restated Incentive Plan extended the plan for a new ten-year term, included provisions designed to further the Company’s eligibility to deduct for federal income tax purposes certain performance-based equity awards, and made certain other changes to the 2005 Incentive Plan but did not increase the number of shares available for issuance. A total of 350,000 shares are authorized for issuance under the Restated Incentive Plan, which includes all shares available for delivery under the 2005 Incentive Plan. As of July 13, 2018, 6,027 shares of common stock remained available for grant under the Restated Incentive Plan. Pursuant to section 9.1 of the Restated Incentive Plan, our board of directors recommends that the number of shares that may be issued under the Restated Incentive Plan be increased from 350,000 to 450,000. The proposed increase in the number of authorized shares would ensure uninterrupted continuation of the Restated Incentive Plan.

If an award granted under the Restated Incentive Plan is canceled, terminates, expires, lapses or is forfeited for any reason without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Restated Incentive Plan with respect to the award will, to the extent of any such cancellation, termination, expiration, lapse or forfeiture, again be available for making future awards.

Certain certificates for shares of common stock delivered under the Restated Incentive Plan are subject to restrictions and legends as our compensation committee deems advisable and/or required by applicable law or Federal or state securities laws. The number and kind of shares issued under the Restated Incentive Plan or authorized for issuance will be appropriately adjusted by our compensation committee to reflect certain spinoffs and other changes in our capital structure that might result in unintended increases or decreases in the value of a participant’s award.

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Administration

The Restated Incentive Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Restated Incentive Plan to satisfy exemption from the short-swing profit provisions of Rule 16b-3 under the Exchange Act and, to the extent available for existing awards, the performance-based exemption to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code. See “Performance-Based Criteria” and “Federal Income Tax Consequences – Limitation on Deduction of Certain Compensation” below for information regarding Section 162(m) of the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors may appoint a new committee. Subject to the provisions of the Restated Incentive Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom shares are awarded, the number of shares to be included in each award, the time or times at which shares are awarded and the terms and conditions of such awards in a manner consistent with the plan. Our compensation committee has the discretionary authority to interpret the Restated Incentive Plan and to prescribe, amend and rescind rules and regulations relating to it.

Term

The effective date of the Restated Incentive Plan is June 10, 2015, and it will expire on June 10, 2025.

Eligibility

An award of shares may be made only to those persons selected by our compensation committee from among our employees, officers and directors or the employees, officers and directors of one of our subsidiaries. As of April 30, 2018, approximately 1,500 persons were eligible to receive shares pursuant to the Restated Incentive Plan.

In making awards of restricted shares to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Restated Incentive Plan.

New Plan Benefits

Although all of our executive and non-executive officers, employees and directors will be eligible for awards under the Restated Incentive Plan if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by any individual participants or groups of participants in the future. The Restated Incentive Plan does not mandate set benefits or amounts, and no awards have been granted under the Restated Incentive Plan that are contingent upon approval of this Proposal Four.

Limitation of Awards

Awards granted to any plan participant and designed to meet the performance-based compensation exception under Section 162(m) of the Code, to the extent such exception is available in any one fiscal year may not exceed 100,000 shares of common stock authorized for issuance under the Restated Incentive Plan. Awards granted in any one fiscal year to any plan participant who is a non-employee director of the Company or any of its subsidiaries may not exceed 10,000 shares of common stock authorized for issuance under the Restated Incentive Plan.

Restricted and Performance Shares

Our compensation committee may impose such conditions and/or restrictions on any award made pursuant to the Restated Incentive Plan as it may deem advisable, including, without limitation, payment of a purchase price for each share, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable Federal or state securities laws. The conditions and restrictions imposed on any award need not be uniform among all awards or shares issued to the same participant or to other participants pursuant to the Restated Incentive Plan. Our compensation committee, in its sole discretion, may accelerate or otherwise modify the period of restriction applicable to any awards of shares or substitute new awards in place of outstanding awards, provided that the vesting period for any award may not be less than one year, except in certain limited circumstances, and provided further that in the event that outstanding awards will be materially and adversely affected, the participant’s written consent must be obtained.

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Upon the award to a participant of restricted shares, the participant will become a stockholder with respect to such shares and, subject to the provisions of the Restated Incentive Plan, will have the rights of a stockholder with respect to such shares; provided, however, that a participant may be required by the compensation committee to execute an irrevocable proxy granting us the right to vote his or her shares until the end of any period of restriction and no dividends issued in relation to any award that is subject to performance-based vesting conditions may be settled before the award becomes vested.

Transferability

Awards granted under the Restated Incentive Plan are not transferable until the end of the restricted period for such award as determined by the compensation committee in accordance with the terms of the Restated Incentive Plan.

Termination of Service

Following a participant’s separation from service with the Company or a subsidiary, the participant will not have any right to receive shares under any award for which the restricted period has not yet ended as of the date of the participant’s separation from service, other than as determined by the compensation committee and provided in the award agreement.

Performance-Based Criteria

The compensation committee may in its discretion condition the grant, vesting, and/or exercisability of any award under the Restated Incentive Plan, in whole or in part, on the attainment of performance targets related to one or more performance measures over a performance period. The performance targets and any other terms, conditions, and restrictions on such awards are determined by the compensation committee.

Section 162(m) of the Code limits publicly held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to their chief executive officer, chief financial officer and the three next highest compensated executive officers determined at any time during the taxable year (referred to as covered employees). Once an individual becomes a covered employee, that individual will remain a covered employee for all future years. Prior to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017, performance-based compensation meeting certain conditions was exempted from the $1 million deduction limitation. Under the Tax Act, the performance-based exemption to the Section 162(m) limit remains available for any written binding contract that was in effect on November 2, 2017 and is not modified in any material respect on or after such date.

For any awards existing on November 2, 2017 that the compensation committee intended to qualify for the Section 162(m) performance-based compensation deduction exemption, such award must be based on pre-established, objective performance goals. These goals must be established by the Board in writing no later than 90 days after the beginning of the performance period to which the award relates (or before 25% of the performance period has elapsed for a period shorter than one year) and while the outcome is substantially uncertain. The performance goals must be based on an objective formula or standard and may be based on one or more criteria, including (1) earnings or earnings per share; (2) net operating margin; (3) cash flow return on investment; (4) earnings before interest, taxes, depreciation, and/or amortization; (5) return on stockholders’ equity achieved; (6) total stockholders’ return achieved; (7) any of the foregoing calculated on a “non-GAAP basis”; (8) the price of a share of common stock of the Company; (9) market share; (10) sales; (11) operating income; (12) operating expense ratios; (13) economic value added; or (14) any combination of the foregoing. Before the participant may receive any shares pursuant to such award, the compensation committee must certify that all of the performance goals have been met.

Amendment, Modification or Termination of the Incentive Plan

Our board of directors may at any time alter, amend, suspend or terminate the Restated Incentive Plan in whole or in part; provided, however, that to the extent required by applicable laws or Federal or state securities laws, any such modification or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment will not materially adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

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 Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of awards under the Restated Incentive Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

In general, no income will be recognized by a participant at the time an award of restricted stock is granted to him or her. Ordinary income will be recognized by a participant at the time any restrictions that apply to any restricted share terminate and the participant is no longer subject to a substantial risk of forfeiting such restricted share to us. The amount of such ordinary income with respect to the award will normally equal the excess, if any, of the fair market value of the underlying shares of the common stock on the date the restricted share vests, over the price paid by the participant for the shares, if any. This ordinary income will also constitute wages subject to withholding by us. Any subsequent realized gain or loss on shares will be a capital gain or loss with the participant’s holding period measured from the date of vesting and with the participant’s basis in each share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share upon vesting.

Notwithstanding the foregoing, within 30 days after a restricted share is granted to a participant under the Restated Incentive Plan, he or she may elect under Section 83(b) of the Code, referred to in this proxy statement as a Section 83(b) election, to include in income as of the date of such grant the excess, if any, of the fair market value of a share of the common stock on the date of grant, over the price paid by the participant for such restricted share, if any. Such income will be ordinary income that will also constitute wages subject to withholding by us. If a participant makes a Section 83(b) election with respect to restricted shares and such restricted shares subsequently vest pursuant to the terms of the award, then such vesting will not result in a taxable event to the participant. If a participant makes a Section 83(b) election with respect to any restricted share, and subsequently is required under the Restated Incentive Plan to forfeit such restricted share or to sell the restricted share to us for the price paid by the participant, if any, the participant will not be entitled to a deduction with respect thereto and will not have a capital loss as a result thereof. Any gain or loss subsequently realized on a restricted share with respect to which a Section 83(b) election was made will be a capital gain or loss with the participant’s holding period measured from the date of grant and with the participant’s basis in each share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share at the time of the Section 83(b) election.

We are entitled to a deduction for Federal income tax purposes for our taxable year in which ends the participant’s taxable year in which the participant is required to recognize the income from the award. Such deduction will ordinarily be in an amount equal to the amount included in income by the participant, although it is subject to certain specified limitations under Section 162(m) of the Code.

Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation over $1.0 million that is paid in any year to one of its executive officers who is a “covered employee” under Section 162(m) of the Code, which includes the corporation’s chief executive officer, chief financial officer and the three next highest compensated executive officers. Awards granted before November 2, 2017 which constitute “qualified performance-based compensation” under the Code and are not modified in any material respect on or after such date may be exempt from this $1.0 million deduction limitation. The compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards pursuant to the Restated Incentive Plan that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

Section 409A. Awards granted pursuant to the Restated Incentive Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code. A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest.

Change In Control. Any acceleration of the vesting of restricted stock under the Restated Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

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Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Restated Incentive Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Restated Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The board of directors recommends a vote "FOR" the approval of the amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000.

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PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED STOCK OPTION PLAN

On May 23, 2018, the board of directors adopted, subject to stockholder approval, an amendment to the Amended and Restated Stock Option Plan, referred to in this proxy statement as the Restated Option Plan, to increase to 2,000,000 the number of shares of our common stock that may be issued under the Option Plan. The amendment to the Restated Option Plan will become effective upon stockholder approval.

The following summary of certain features of the Restated Option Plan, as proposed to be amended by the stockholders, is qualified in its entirety by reference to the full text of the Restated Option Plan, which is attached to this proxy statement as Appendix B and incorporated herein by reference.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Restated Option Plan

The Restated Option Plan permits us to grant incentive options to selected employees and non-qualified options to selected employees, directors and independent contractors. The purpose of the Restated Option Plan is to encourage and enable selected employees, directors, and independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with those of the company and our stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the company.

Shares of Stock Subject to the Restated Option Plan

The America’s Car-Mart, Inc. 2007 Stock Option Plan, referred to in this proxy statement as the 2007 Option Plan, originally set aside 1,000,000 shares of our common stock for option grants to employees, directors and certain independent contractors, consultants and advisors. In October 2010, our stockholders approved an amendment to the 2007 Option Plan to increase the number of shares available under the 2007 Option Plan by 500,000 shares to 1,500,000 shares. In August 2015, our stockholders approved the Restated Option Plan, which amended and restated the 2007 Option Plan. The Restated Option Plan extended the plan for a new ten-year term, increased the number of shares available for stock option grants by 300,000 shares to 1,800,000 shares, and made certain other changes to the 2007 Option Plan. As of July 13, 2018, 98,500 options to purchase shares of common stock remained available for grant under the Restated Option Plan. Pursuant to Section 12 of the Restated Option Plan, our board of directors recommends that the number of shares that may be issued upon the exercise of options issued under the Restated Option Plan be increased from 1,800,000 to 2,000,000.

If any shares covered by a stock option are not purchased or are forfeited, or if an award is settled in cash or otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Restated Option Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards. If, however, the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, or shares are purchased by the Company on the open market with the proceeds from a stock option exercise, those shares will not again be available for issuance under the Restated Option Plan.

If there is any change in the shares of our common stock because of a merger, consolidation or reorganization, or if the board of directors declares a stock dividend or stock split distributable in shares of common stock, or if there is a change in our capital stock structure affecting our common stock, the number of shares of common stock reserved for issuance under the Restated Option Plan will be correspondingly adjusted to prevent dilution or enlargement of options granted under the Restated Option Plan.

Option Provisions

Options for shares of common stock granted under the Restated Option Plan are issued at a price not less than the fair market value of the stock on the date of grant (or, in the case of an owner of more than 10% of the total combined voting power of all classes of our stock receiving an incentive option, 110% of such fair market value). The closing market price of our common stock as reported on the NASDAQ Stock Market, referred to in this proxy statement as NASDAQ, on July 13, 2018 was $62.70. The term of an option granted under the Restated Option Plan is determined by the compensation committee. The term of incentive options may not be more than ten years (five years for a 10% owner). Options are subject to vesting restrictions as our compensation committee deems advisable and/or as required by applicable law or Federal or state securities laws. Unless otherwise provided in an award agreement, the exercise price of options granted under the Restated Option Plan may be paid (1) by cash, (2) by delivery of written notice of exercise and irrevocable instructions to a broker to promptly deliver the amount of sale or loan proceeds to pay the exercise price, (3) at the sole discretion of our compensation committee, by delivery of other shares of common stock of the Company that have been held by the participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) or by a “net exercise” arrangement in which the number of shares issued upon exercise of the option is reduced by a number of shares with a fair market value that does not exceed the aggregate option price, or (4) by a combination of the foregoing methods.

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Administration

The Restated Option Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Restated Option Plan to satisfy exemption from the short-swing profit provisions under Rule 16b-3 of the Exchange Act and, to the extent available for existing awards, the performance-based exemption to the limitations of Section 162(m) of the Code. See “Federal Income Tax Consequences – Limitation on Deduction of Certain Compensation” below for a discussion of Section 162(m) of the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors will serve in its place. Subject to the provisions of the Restated Option Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom options are awarded, the number of options to be included in each award, the time or times at which options are awarded and the terms, conditions, restrictions and limitations of awards, including vesting restrictions. Our compensation committee has the discretionary authority to interpret the Restated Option Plan and to establish, amend and rescind rules and regulations relating to it.

Term

The effective date of the Restated Option Plan is June 10, 2015 and it will expire on June 10, 2025.

Eligibility

An award of options may be made only to those persons selected by our compensation committee from among our employees, directors and independent contractors and the employees, directors and independent contractors of any of our parents, predecessors and subsidiaries. As of April 30, 2018, approximately 1,500 persons were eligible to receive options pursuant to the Restated Option Plan. In addition, an incentive option may only be granted to our employees or employees of one of our parents, predecessors or subsidiaries who do not own, immediately before the option grant, stock representing more than 10% of the total combined voting power of all classes of our stock; provided, however, that a 10% owner-employee may be granted an incentive option if the option price is at least 110% of the fair market value of the common stock and the option period does not exceed five years.

In making awards of options to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our parents, predecessors and subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Restated Option Plan.

Limitation of Awards

Stock options granted to any plan participant in any one fiscal year may not exceed 250,000 shares of common stock authorized for issuance under the Restated Option Plan. Stock options granted in any one fiscal year to any plan participant who is a non-employee director of the Company or any of its parents, predecessors and subsidiaries may not exceed 25,000 shares of common stock authorized for issuance under the Restated Option Plan.

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Repricing

The Restated Option Plan prohibits the repricing of stock options awarded under the Restated Option Plan, unless such action is approved by the Company’s stockholders if required by the applicable rules of the NASDAQ Stock Market, referred to in this proxy statement as NASDAQ.

Transferability

Unless otherwise permitted by the compensation committee or provided for in a written agreement evidencing an award, stock options granted under the Restated Option Plan are not transferable other than by will or by the laws of intestate succession. A plan participant may designate a beneficiary to exercise the options in the event of the participant’s death.

Termination of Service

An option may not be exercised after the termination date of such option as set forth in the stock option agreement. In the event a participant in the Restated Option Plan terminates continuous service with the Company, a stock option may not be exercised except to the extent provided in the stock option agreement. In the event of a participant’s death, disability or termination without cause, unless an option agreement provides otherwise, the compensation committee may generally accelerate the exercisability or vesting of an option and the option may be exercised for a certain time period following the participant’s termination of service. The option will terminate to the extent not exercised on the last day of the period specified in the option agreement or the plan, or the last day of the original term of the option, whichever comes first.

Change in Control

In the event of a change in control (as defined in the Option Plan), the Company or the surviving entity or successor to the Company may elect to cancel the outstanding stock options. If such stock options are cancelled pursuant to the previous sentence, then each unvested stock option will vest automatically immediately before the stock options are cancelled, and each participant holding outstanding options will be entitled to receive a cash payment or distribution equal to the excess of the fair market value (as of the date of the change in control) of each share of common stock exercisable under such options over the exercise price for such share, multiplied by the number of shares covered by the stock options. However, if the exercise price exceeds the fair market value of the common stock as of the date of the change in control, such stock option will be cancelled and forfeited and the participant will not receive any payment or distribution for such option. If, in connection with a change in control (as defined in the Option Plan), a plan participant’s employment is terminated by the Company or the surviving entity or by such participant voluntarily with good reason (as defined in the Option Plan) within the period beginning six months before and ending two years after the change in control, all stock options held by the affected participant will become fully vested and immediately exercisable on the later of the date of the change in control or the date of termination of the participant’s employment in connection with a change in control.

New Plan Benefits

Although all of our executive and non-executive officers, employees and directors will be eligible for awards under the Restated Option Plan if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by any individual participants or groups of participants in the future. The Restated Option Plan does not mandate set benefits or amounts, and no awards have been granted under the Restated Option Plan that are contingent upon approval of this Proposal Five.

Existing Plan Benefits

The following table sets forth the number of shares of our common stock subject to all stock options granted under the Restated Option Plan through July 13, 2018 to each of our named executive officers whose compensation is set forth in the Summary Compensation Table on page 30 of this proxy statement, each person nominated for election as a director, and the other indicated persons and groups. These share numbers do not take in to account the effect of options that have been exercised (or were cancelled or that expired unexercised).

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Name and Position	Number of Option Shares Granted
Jeffrey A. Williams President, Chief Executive Officer and Director	342,000
William H. Henderson Former Chief Executive Officer and Director	450,000
Vickie D. Judy Chief Financial Officer and Secretary	18,750
Ray C. Dillon Director	5,000
Daniel J. Englander Director	50,000
Jim von Gremp Director	15,000
Joshua G. Welch Director	5,000
Eddie L. Hight Former Chief Operating Officer and Former Director [1]	243,000
All current executive officers as a group (2 persons) [2]	360,750
All current directors (other than executive officers) as a group (6 persons) [2]	567,500
All other employees, including current officers who are not executive officers, as a group	494,000

___________________

1 Mr. Hight retired from Chief Operating Officer in November 2013 and retired from Director in November 2017.

2 Mr. Henderson is not included as a current executive officer because he retired as Chief Executive Officer on December 31, 2017.

Amendment and Termination of the Restated Option Plan

Our board of directors may at any time amend or terminate the Restated Option Plan and any award granted pursuant to the Restated Option Plan, in whole or in part; provided, however, that to the extent required by applicable law, rule or regulation, any such amendment or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment or termination will not adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of options granted under the Restated Option Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number of shares given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares of common stock determined at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.

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The excess of the fair market value of the shares of common stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment item that may be included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the incentive stock option exercise (other than a disposition that occurs in the same year in which the option is exercised), the participant will have a basis in those shares equal to the exercise price increased by the amount that the participant’s alternative minimum taxable income was increased due to the earlier exercise of the incentive stock option.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock option, then, upon disposition of such shares of common stock received upon exercise of the incentive stock option, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized on disposition is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the fair market value of the shares on the date of exercise, then the difference between the amount realized and the fair market value of the shares on the date of exercise will be treated as a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The exercise of an incentive stock option through the exchange of previously acquired shares of common stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis (increased, if applicable, by any amount included in gross income as compensation) and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the minimum incentive stock option holding period required for the new shares to receive incentive stock option treatment (i.e., two years from the grant date or one year from the date of exercise). Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash paid. In the event of a disqualifying disposition, which is a disposition before the end of the applicable holding period, with respect to any of the shares received upon exercise of the incentive stock option, the shares with the lowest basis are deemed to be disposed of first.

If the exercise price of an incentive stock option is paid with shares of common stock acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of exercise, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

In general, an option granted under the Restated Option Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

Withholding. In connection with the grant, exercise or disposition of stock options, we will withhold all applicable amounts as required by the appropriate taxing authorities. There is no required federal withholding with respect to the grant, exercise or disposition of incentive stock options, but there will be withholding following the exercise or disposition of non-qualified stock options.

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Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation over $1.0 million that is paid in any year to one of its executive officers who is a “covered employee” under Section 162(m) of the Code, which includes the corporation’s chief executive officer, chief financial officer and the three next highest compensated executive officers. Stock options granted before November 2, 2017 which constitute “qualified performance-based compensation” under the Code and are not modified in any material respect on or after such date may be exempted from this $1.0 million deduction limitation. As noted above, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards pursuant to the Restated Option Plan that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

Section 409A. Options granted pursuant to the Restated Option Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code. A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest.

Change In Control. Any acceleration of the vesting or payment of options under the Restated Option Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Restated Option Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Restated Option Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

General. The Restated Option Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The board of directors recommends a vote "FOR" the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Restated Incentive Plan and the Restated Option Plan as of April 30, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the stockholders:
Restated Incentive Plan			8,027
Restated Option Plan	695,500	$33.51	243,500
Total All Plans	695,500	$33.51	251,527
Equity compensation plans not approved by the stockholders

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CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our board of directors held nine meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances. All seven board members that were serving as of the 2017 annual meeting of stockholders attended the meeting.

Board Independence

Our board of directors currently consists of seven members. Our board of directors has determined that Ray C. Dillon, Daniel J. Englander, Robert Cameron Smith, Jim von Gremp, and Joshua G. Welch are “independent” as defined by the listing standards of NASDAQ. Our independent directors meet separately at least twice each year.

Board Leadership Structure

Currently, Mr. Williams serves as President and Chief Executive Officer and Mr. von Gremp serves as the Chairman of the board. The board of directors believes that allowing Mr. Williams to focus on the management of our business and our day-to-day operations rather than also serving as chairman of the board is in the best interest of the Company. However, the board of directors does not have a policy that prohibits the Chief Executive Officer from serving as the chairman of the board because it desires the flexibility to determine in the future that one person should hold both positions if such leadership structure would be in our best interests and the best interests of our stockholders.

The Board’s Role in Risk Oversight

The audit committee reviews and discusses with management our processes and policies with respect to risk assessment and risk management. In addition, our risk oversight process involves the board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full board (or the appropriate board committee, if the board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management practices. When a board committee receives an update, the chairperson of the relevant board committee reports on the discussion to the full board during the next board meeting. This enables the board and the board committees to coordinate the risk oversight role.

Stockholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors. Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors presently has four standing committees: audit committee, compensation and stock option committee (referred to in this proxy statement as the compensation committee), compliance committee and nominating committee. Each of these committees is described in the following paragraphs.

Audit Committee

Our audit committee assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants. The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties. The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.

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Our audit committee presently consists of Ray C. Dillon, Daniel J. Englander, Chairman, Robert Cameron Smith, and Jim von Gremp, each of whom is “independent,” as such term is defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. In addition, the board has determined that each audit committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of our board of directors or a committee of our board of directors, has not participated in preparing our financial statements in any of the past three years. Our board of directors has determined that Daniel J. Englander is an “audit committee financial expert,” as defined by the rules of the SEC. Our audit committee held four meetings during the last fiscal year. See “Audit Committee Report” for additional information regarding our audit committee.

Compensation Committee

Our compensation committee presently consists of Ray C. Dillon, Daniel J. Englander, Robert Cameron Smith, Chairman, Jim von Gremp and Joshua Welch, each of whom the board of directors has determined to be “independent” as defined by the NASDAQ listing standards. In addition, all compensation committee members are “outside directors” within the meaning of Section 162(m) of the Code, and also “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans. Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Our compensation committee held six meetings during the last fiscal year. See “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee” for additional information.

Compliance Committee

Our compliance committee presently consists of Ray C. Dillon, Chairman, Daniel J. Englander, Jim von Gremp and Joshua G. Welch, each of whom the board of directors has determined to be “independent” as defined by the NASDAQ listing standards. Our compliance committee assists our board of directors with respect to our compliance and ethics programs, policies and procedures. Our compliance committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Our compliance committee held one meeting during the last fiscal year.

Nominating Committee

Our nominating committee presently consists of our current independent board members, Ray C. Dillon, Daniel J. Englander, Chairman, Robert Cameron Smith, Jim von Gremp and Joshua G. Welch. Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Nominees for election to our board of directors are considered and recommended by our nominating committee. Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders. Our nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers and considering nominations from our stockholders. Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors. While there are no minimum qualifications for nomination, our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us. In addition, the board of directors believes that it, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. In seeking a diversity of background, the nominating committee seeks a variety of occupational and personal backgrounds in order to obtain a range of viewpoints and perspectives. Accordingly, the nominating committee considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs. In evaluating nominees, and considering incumbent directors for nomination, the nominating committee has considered all of the criteria described above and believes that all of the six director nominees listed above are highly qualified and have the skills and experience required for service on our board of directors. The biographies above contain specific information regarding the experiences, qualifications and skills of each of our director nominees. Our nominating committee held two meetings during the last fiscal year.

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Stockholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election. Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis. However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. See “Stockholder Proposals” for information regarding the procedures that must be followed by stockholders in order to submit stockholder proposals, including proposals to nominate director candidates.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2018, Ray C. Dillon, Daniel J. Englander, Robert Cameron Smith, Jim von Gremp and Joshua G. Welch served on the compensation committee. None of the members of our compensation committee is or has been one of our officers or employees or has had any related party relationship that is required to be disclosed in this proxy statement. In addition, none of our executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including executive officers and directors. A copy of our code was filed as Exhibit 14.1 to our current report on Form 8-K filed on July 22, 2016. In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or NASDAQ rules, we will disclose such amendment or waiver and the reasons for such amendment or waiver as required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under Section 16(a). To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended April 30, 2018, our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them, except as follows: Vickie D. Judy inadvertently failed to timely file a Form 4 to report an award of restricted stock and Ray C. Dillon inadvertently failed to timely file a Form 3 to report his initial stock ownership upon his election as a director.

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Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended April 30, 2018. Mr. Henderson and Mr. Williams, who are members of our board of directors, have been omitted from this table since their compensation is included in the Summary Compensation Table on page 30 of this proxy statement. Mr. Williams received no compensation for serving on our board of directors during fiscal year 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards [1,2] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ray C. Dillon [3]	$26,667	-	-	-	-	-	$26,667
Daniel J. Englander	$50,000	-	$67,285	-	-	-	$117,285
Kenny Gunderman [4]	$13,333	-	$67,285	-	-	-	$80,618
Robert Cameron Smith	$40,000	-	$67,285	-	-	-	$107,285
Jim von Gremp	$50,000	-	$67,285	-	-	-	$117,285
Joshua G. Welch [5]	$10,000	-	-	-	-	-	$10,000
Eddie L. Hight [6]	$23,333	-	$67,285	-	-	-	$90,618

___________________

1 In accordance with SEC rules, the amount shown reflects the grant date fair value of stock options granted during the fiscal year ended April 30, 2018 calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock Compensation. Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K: Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 13, 2018 for the relevant assumptions used to determine the valuation of our option awards.

2 The following are the aggregate number of option awards outstanding held by each of the directors as of April 30, 2018: Mr. Dillon - 0; Mr. Englander – 45,000; Mr. Gunderman – 15,000; Mr. Hight – 50,000; Mr. Smith – 37,500; Mr. von Gremp – 5,000; and Mr. Welch - 0.

3 Mr. Dillon was elected to the board of directors on August 2, 2017. This compensation relates to his services provided from August 2, 2017 through April 30, 2018.

4 Mr. Gunderman retired from the board of directors as of August 2, 2017. This compensation relates to his services provided from May 1, 2017 through the date of his retirement from the board.

5 Mr. Welch was elected to the board of directors on January 9, 2018. This compensation relates to his services provided from January 9, 2018 through April 30, 2018.

6 Mr. Hight retired from the board of directors as of November 21, 2017. This compensation relates to his services provided from May 1, 2017 through the date of his retirement from the board.

Discussion of Director Compensation

Effective November 1, 2011, each non-employee director receives a $40,000 annual retainer. As of September 1, 2016, the chairman of the board receives an additional $10,000 annual retainer. The chairman of our audit committee also receives an additional $10,000 annual retainer. Directors who are also our employees do not receive separate compensation for their services as a director. On the first business day of May in each year, each of our non-employee directors also receives an option under our stock option plan to purchase 5,000 shares of common stock. These options are issued at an exercise price equal to the fair market value of our common stock on the date of grant. These options are vested upon grant and are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be one of our directors for any reason, one year following the date on which such director ceased to be a director, if earlier.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is to align the interests of our executive officers with those of our stockholders and induce our executive officers to remain in our employ. We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities;

•	offering incentive cash bonuses conditioned on our consolidated financial results; and

•	making periodic grants of restricted stock and/or stock options.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives. We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program. We believe this flexibility is critical to retaining key executives. Our compensation committee is focused on ensuring that executive compensation is directly tied to our economic performance.

Our compensation committee operates under a written charter adopted by our board of directors. Our compensation committee has several duties and responsibilities, including the following:

•	establish and review our overall executive compensation philosophy;

•	review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including annual performance objectives;

•	on an annual basis, review the compensation and performance of our officers, review and approve corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, evaluate the performance of our other executive officers, and based on such evaluation, approve the annual compensation of our Chief Executive Officer and other executive officers;

•	review the annual compensation discussion and analysis and produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with all applicable rules and regulations;

•	as requested by our board of directors, make recommendations to our board of directors with respect to the approval of incentive compensation plans and equity-based incentive plans, and administer such plans;

•	periodically review the policies and criteria for the administration of all executive compensation programs, the operations of the compensation programs and whether they are achieving their intended purposes;

•	monitor compliance by executives with the terms and conditions of our executive compensation plans and programs;

•	establish and periodically review policies in the area of senior management perquisites;

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•	review board of director compensation levels and practices periodically, and recommend to our board of directors, from time to time, changes in such compensation levels and practices;

•	review and approve plans and processes for management development and succession; and

•	periodically review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.car-mart.com.

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our “named executive officers”. Our named executive officers for fiscal year 2018 consisted of our Chief Executive Officer, Mr. Jeffrey A. Williams, our former Chief Executive Officer William H. Henderson, and our Chief Financial Officer, Ms. Vickie D. Judy. Mr. Williams assumed the role of Chief Executive Officer in connection with Mr. Henderson’s retirement on December 31, 2017, and Ms. Judy assumed the role of Chief Financial Officer in connection with Mr. Williams’ promotion to Chief Executive Officer.

Ms. Judy, age 52, has served as Chief Financial Officer of the Company since January 1, 2018. Before becoming Chief Financial Officer, she served as Principal Accounting Officer of the Company since March 2016 and Vice President of Accounting since August 2015. Since joining Car-Mart in May 2010, Ms. Judy has also served as Controller and Director of Financial Reporting. Ms. Judy is a Certified Public Accountant and prior to joining the Company her experience included approximately five years in public accounting with Arthur Andersen & Co. and approximately 17 years at National Home Centers, Inc., a home improvement products and building materials retailer, most recently as Vice President of Financial Reporting. Ms. Judy will be paid an annual salary of $225,000 effective January 1, 2018.

Compensation is typically set at multi-year increments in order to help ensure that longer-term results are the primary focus, which we believe is critically important in our industry. Our compensation committee also periodically meets with our named executive officers, who provide insight into how other individual executives are performing.

Consideration of 2017 Stockholder Say on Pay Vote

At our 2017 Annual Meeting of Stockholders, the stockholders approved, on an advisory basis, the compensation of the named executive officers (94.7% of votes cast). The compensation committee believes this level of stockholder support reflects a strong endorsement of our company’s compensation policies and decisions. The compensation committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2018, and has determined that these policies and decisions are appropriate and in the best interests of our company and its stockholders at this time. In addition, our board of directors has considered the 2017 stockholder vote and management’s recommendation regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers and has adopted the stockholders’ recommendation of an annual advisory vote on the compensation of our named executive officers until the next required vote on this matter which will be in 2023, or until the board of directors otherwise determines that a different frequency for such advisory votes is in the best interests of our stockholders.

Employment Agreements

We have an employment agreement with our Chief Executive Officer, Mr. Williams. We believe that the employment agreement, which includes a change-in-control provision, is necessary to attract and retain the executive in light of all relevant factors, which includes the officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of the officer’s position. We believe that the change-in-control provision is necessary to maintain stability among our executive leadership and that the terms of the provision are reasonable based on our review of similar provisions for similar companies. Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement. See “Executive Compensation – Employment Agreements” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the employment agreements.

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Prior to his retirement on December 31, 2017, we had a similar employment agreement in effect with our former Chief Executive Officer, Mr. Henderson. Effective January 1, 2018, we entered into a Retirement and Transition Agreement (“Retirement Agreement”) with Mr. Henderson, under which he agreed to continue serving as a director and to provide consulting services to the Company for two years following his retirement and will receive director and consulting fees and certain other benefits, including the continued vesting of his existing stock options, and under which we paid him a special one-time retirement bonus in recognition of his long-time service to the Company. The Retirement Agreement also extends the covenants in Mr. Henderson’s employment agreement prohibiting him from competing against the Company or soliciting our customers or employees until one year after he is no longer providing consulting services to the Company. See “Executive Compensation – Employment Agreements” for more information regarding the Retirement Agreement.

We do not currently have an employment agreement with our Chief Financial Officer, Ms. Judy.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation, a significant portion of which is based on each executive’s performance and is not guaranteed. Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals. We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary, annual short-term incentives in the form of cash awards, and long-term incentives in the form of restricted stock and/or stock options. We also provide our named executive officers with minimal perquisites and personal benefits. In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees. In September 2014, we also adopted a nonqualified deferred compensation plan under which our named executive officers may defer a portion or all of their salary and bonus to be paid following the executive’s termination, death or other date specified upon the executive’s election to make such deferrals. See “Executive Compensation – Deferred Compensation Plan” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the nonqualified deferred compensation plan.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers. The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation. Due to the relatively small size of our industry and the limited number of public competitors, we have not engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally set to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise. Annual base salary increases, typically determined in May of each year, are not assured, and adjustments to base salary take into account subjective factors such as the executive’s performance during the prior year, responsibilities and experience. Mr. Williams received a 17% increase in base salary to $430,000 in connection with his appointment as Chief Executive Officer, effective January 1, 2018, and Ms. Judy received a $225,000 base salary in connection with her appointment as Chief Financial Officer, effective January 1, 2018. We did not grant salary increases during fiscal year 2017 or fiscal year 2016 to Mr. Henderson or Mr. Williams, who were our named executive officers during those years. The factors considered in deciding to grant the increases in fiscal year 2018 included primarily the executives’ increased responsibilities in connection with their respective promotions, along with the Company’s recent operating performance, the executives’ direct contributions to the increased profitability of the Company, their increased experience and specialized industry knowledge as well as compensation levels the compensation committee considered to be appropriate to remain generally competitive with similarly sized public companies.

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GAAP Earnings per Share

The performance criteria for Mr. Williams’ short-term incentive compensation and a portion of his long-term incentive compensation have been based on fully diluted GAAP earnings per share. Because we have fully instituted measures to better monitor operating results, including economic profits (net operating profit after taxes minus the cost of capital (after tax) necessary to generate those profits), and significant infrastructure investments have been made and have become a standard part of our operations, the compensation committee has used fully diluted GAAP earnings per share as the measure for incentive compensation. We believe that using fully diluted GAAP earnings per share directly aligns the goals of our named executive officers with our stockholders. See “Executive Compensation – Employment Agreements” for a discussion of the terms of the employment agreements and the performance criteria for Mr. Williams.

Short-Term Incentive Compensation

Our short-term incentive plan for Mr. Williams, which is contained in his employment agreement, is intended to drive short-term operating and financial results deemed crucial to our long term success. Our program entails granting annual cash incentive bonuses which are dependent on our performance. The purpose of the annual cash incentive bonuses paid to Mr. Williams is to reflect the breadth of experience and responsibility, and to make the cash component of his compensation competitive. These cash incentive bonuses are a material portion of Mr. Williams’ overall compensation. All such cash incentive bonuses are subject to our compensation committee’s discretion to award cash incentives greater than the target if deemed appropriate. Our compensation committee also administers the calculation of amounts earned under the short-term incentive plans.

The performance criteria for our short-term incentive plan for Mr. Williams is based on fully diluted GAAP earnings per share. Under his current employment agreement, target payments range from 15% to 29% of base salary, depending on Mr. Williams’ position and our performance as related to our fully diluted GAAP earnings per share goals. Our compensation committee set the awards for Mr. Williams based on the duration of employment with us, job responsibilities, industry knowledge, special skills and performance. The performance goals are set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry. In connection with the financial results of fiscal 2018, Mr. Williams was awarded a $79,800 bonus. See “Executive Compensation – Employment Agreements” for a discussion of the applicable performance criteria.

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards. These awards provide incentives for our named executive officers to remain with us over the long term and gives the compensation committee additional flexibility to reward superior performance by our named executive officers. We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We utilize our two equity incentive plans for our long-term incentive compensation, the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan, referred to in this proxy statement as the Restated Option Plan, and the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan, referred to in this proxy statement as the Restated Incentive Plan. The allocation of long-term incentive compensation between stock options and restricted stock is generally made with the goal of rewarding long-term service with the issuance of restricted shares and rewarding efforts related to increasing the stock price over the long-term with the issuance of stock options.

Under Mr. Williams’ and Mr. Henderson’s employment agreements effective May 1, 2015, each named executive was granted stock options on the date of our 2015 annual meeting, which will vest, if at all, at the end of fiscal year 2020. A portion of these stock options are subject to time-based vesting while the remainder are subject to performance vesting based on the attainment of certain cumulative consolidated net income growth goals. See “Executive Compensation – Employment Agreements” for a discussion of the terms of these long-term incentive compensation awards to our named executive officers. Under Mr. Henderson’s Retirement Agreement, his existing stock options will continue to vest in accordance with the original terms of the awards, subject to his continuous service as a director or consultant of the Company.

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Based on the Company’s financial results for fiscal 2018, Mr. Williams was awarded 120,000 stock options on May 8, 2018, which will vest, in their entirety (or “cliff” vest) on May 8, 2023.

The compensation committee does not have any current plans to make additional specific grants of stock options or restricted stock to our named executive officers. However, the compensation committee may in the future grant additional equity awards to our named executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team in order to more closely align management’s interest with the interests of our stockholders.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel. Such perquisites include executive health insurance, automobile allowances, club dues and matching contributions to our 401(k) plan. See “Executive Compensation – Summary Compensation Table for Fiscal Years 2018, 2017 and 2016” for the aggregate incremental cost to us of such benefits.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers. The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our stockholders. The long-term incentive compensation arrangements discussed above are intended to align the beneficial ownership interests of our named executive officers with our compensation committee’s ownership level expectations.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the deductibility of compensation paid to our named executive officers to $1 million during any fiscal year. Historically, Section 162(m) has not been a material consideration for our compensation committee due to the levels and types of compensation paid to our named executive officers. We track the potential consequences of the deduction limitation of Section 162(m) in relation to our compensation arrangements, and generally, we intend to structure our compensation arrangements for our executive officers in order to avoid the deduction limitation of Section 162(m). However, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our stockholders.

Accounting for Stock-Based Compensation

Stock-based compensation expense is computed in accordance with accounting rules that are a part of GAAP as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program.

Risk Considerations in our Compensation Program

The compensation committee is responsible for reviewing and overseeing the compensation and other benefits structure applicable to our employees generally. We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a combination of both fixed and variable incentive compensation.

•	The variable portions of compensation are designed to reward both annual performance and longer term performance. We believe this lessens any incentive for short-term risk taking that could be detrimental to our company’s long-term best interests.

•	A significant portion of our management’s compensation is based on the performance of our company as a whole.

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Summary Compensation Table for Fiscal Years 2018, 2017, and 2016

The following table provides certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended April 30, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards [1] ($)	Option Awards [1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey A. Williams, President, Chief Executive Officer	2018 2017 2016	$401,609 $367,290 $367,290	- - -	- - -	- - $464,520	- - -	- - -	$36,399 [2] $33,198 $30,805	$438,008 $400,488 $862,615
William H. Henderson, Former Chief Executive Officer [3]	2018 2017 2016	$328,274 [4] $466,400 [4] $466,400 [4]	$1,100,000 [5] - -	- - -	- - $464,520	- - -	- - -	$45,080 [6] $34,409 $35,011	$1,473,354 $500,809 $965,931
Vickie D. Judy, Chief Financial Officer, Secretary	2018	$165,577	-	$504,500	-	-	-	$12,155 [7]	$682,232

_________________

1 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation. Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K: Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 13, 2018 for the relevant assumptions used to determine the valuation of our option awards. Performance based awards are reflected assuming the performance criteria are met and awards become 100% vested.

2 For fiscal 2018, Mr. Williams’ all other compensation included - $3,600 for use of company automobile, $3,760 for club dues, $5,603 for matching contributions to our 401(k) plan, $576 for insurance premiums, $620 for Christmas bonus and $22,240 for premiums paid under our executive health insurance plan.

3 Mr. Henderson retired from his position of Chief Executive Officer on December 31, 2017 and began serving as a consultant to senior management of the Company effective January 1, 2018. He continues to serve on the Company’s board of directors. Mr. Williams assumed the role of Chief Executive Officer and Ms. Judy assumed the role of Chief Financial Officer effective January 1, 2018.

4 Mr. Henderson deferred $269,185, $284,863 and $324,686 of his salary for fiscal years 2018, 2017 and 2016, respectively, under our nonqualified deferred compensation plan.

5 Consists of a special one-time retirement bonus paid in accordance with Mr. Henderson’s Retirement Agreement.

6 For fiscal 2018, Mr. Henderson’s all other compensation included - $7,750 for use of company automobile, $595 for matching contributions to our 401(k) plan, $576 for insurance premiums, $1,050 for Christmas bonus, $13,776 for premiums paid under our executive health insurance plan, and in accordance with Mr. Henderson’s retirement he received $13,333 in fees earned for board services and $8,000 for consulting services.

7 For fiscal 2018, Ms. Judy’s all other compensation included - $1,033 for use of company automobile, $3,315 for matching contributions to our 401(k) plan, $240 for insurance premiums, $570 for Christmas bonus, and $6,996 for premiums paid under our executive health insurance plan.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan immediately upon hire. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code. We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

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Grants of Plan-Based Awards during Fiscal Year 2018

The following table provides certain information concerning the grants of plan-based awards for each named executive officer during fiscal year 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards [1]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey A. Williams
William H. Henderson
Vickie D. Judy	05/22/2017							500			$17,500
	03/01/2018							10,000			$487,000

_________________

1 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation.

The restricted shares granted to Ms. Judy on May 22, 2017 will “cliff” vest on the fifth anniversary of the grant date, and the restricted shares granted to Ms. Judy on March 1, 2018 will “cliff” vest on the tenth anniversary of the grant date. Ms. Judy will be entitled to receive any dividends issued with respect to these shares during the vesting period.

Employment Agreements

In June 2015, we entered into employment agreements with Mr. Williams and Mr. Henderson effective May 1, 2015, covering their employment and compensation through fiscal year 2020. The following is a discussion of the compensation earned by and paid to Mr. Williams and Mr. Henderson for fiscal year 2018 pursuant to their employment agreements, the compensation paid to Mr. Henderson in connection with his retirement pursuant to his Retirement Agreement, as well as certain other terms of these agreements. The following narrative also discusses potential payments to which Mr. Williams and Ms. Judy would be entitled upon termination of their employment.

Each of the employment agreements with Mr. Williams and Mr. Henderson contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against the solicitation of employees and customers, which covers the term of employment and one year thereafter, a provision against the use and disclosure of trade secrets, which covers the term of employment and an indefinite period thereafter, and a provision against the use and disclosure of confidential information, which covers the term of employment and two years thereafter. Under Mr. Henderson’s Retirement Agreement, these covenants remain applicable to Mr. Henderson during the period in which he is providing consulting services to the Company and for one year thereafter.

Jeffrey A. Williams. Pursuant to his employment agreement effective May 1, 2015, Mr. Williams agreed to serve as a senior executive officer of our operating subsidiary for a term beginning on May 1, 2015 and ending on April 30, 2020. Mr. Williams is entitled to an annual salary of $367,290, or such higher annual salary approved by our board of directors. Effective January 1, 2018, the board of directors approved an increase to Mr. Williams’ annual salary to $430,000. Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary and the nonqualified deferred compensation plan adopted by the Company in September 2014. See “Executive Compensation – Deferred Compensation Plan” for more information regarding the nonqualified deferred compensation plan.

Under his current employment agreement, Mr. Williams is entitled to earn an annual incentive bonus during the term beginning May 1, 2015 and ending April 30, 2020. Such incentive bonus is based upon the attainment of our fully diluted GAAP earnings per share for each fiscal year. Mr. Williams’ targeted bonus potential is $60,000, $70,000 and $80,000 for fiscal years 2018, 2019 and 2020, respectively. If our actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 0.67. If our actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 1.0. If our actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the targeted bonus potential amount for such year multiplied by 1.33. Mr. Williams earned a $79,800 bonus for fiscal year 2018 as the actual fully diluted GAAP earnings per share of $4.90 was 113% of the projected fully diluted GAAP earnings per share of $4.33.

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Under the employment agreement, in August 2015 Mr. Williams was granted non-qualified stock options to purchase an aggregate of 30,000 shares of our common stock pursuant to our Restated Option Plan. Mr. Williams received an option for 10,000 shares that are subject to time-based vesting and will “cliff” vest on April 30, 2020. He also received an option for 20,000 shares that are subject to performance vesting based on the Company’s consolidated net income growth during fiscal years 2016 through 2020. For the performance-based option, if the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 10% or more, the option will vest in full (20,000 shares) on April 30, 2020. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 5% or more but less than 10%, one half of the option (10,000 shares) will vest on April 30, 2020. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is less than 5%, the option will be forfeited.

In addition, pursuant to the terms of his current employment agreement, if we terminate Mr. Williams without cause or due to disability, Mr. Williams’ base salary will continue to be payable through the term of the employment agreement. In addition, Mr. Williams will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals; provided, however, that any shares of restricted stock that are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code (applicable to awards granted prior to November 2, 2017) will become vested only to the extent provided under the applicable restricted stock agreement. This provision has generally been in place in Mr. Williams’ employment agreement since the inception of his earlier employment agreement in August 2007. Assuming Mr. Williams was terminated on April 30, 2018, and using the closing market price of our common stock on April 30, 2018 of $53.30, the aggregate estimated payment amounts to Mr. Williams would have been $1,015,663.

If Mr. Williams’ employment is terminated due to his death, pursuant to his employment agreement Mr. Williams’ estate will be entitled to receive within 60 days after his death, or as soon thereafter as is administratively practicable, his base salary then in effect through the end of the calendar month in which his death occurs and the pro rata portion of any bonus earned through the date of his death. In addition, all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the plans or award agreements applicable to such restricted shares or stock options. Assuming Mr. Williams was terminated due to death on April 30, 2018, and using the closing market price of our common stock on April 30, 2018 of $53.30, the aggregate estimated payment amounts to Mr. Williams would have been $235,463.

If Mr. Williams’ employment is terminated due to his resignation or by the Company for cause, which includes an act involving moral turpitude detrimental to the economic interests of the Company, conviction of a felony, intentional failure to perform or gross negligence in the performance of his duties, and any other breach of the employment agreement not cured within 30 days, the Company would have no obligation under his current employment agreement to pay base salary or benefits beyond the last day worked. In addition, any unvested shares of restricted stock or stock options would be forfeited unless Mr. Williams’ service on our board of directors continues uninterrupted.

See “Executive Compensation – Change in Control Agreements” for more information regarding payments to which Mr. Williams would be entitled in connection with a change in control of the Company.

William H. Henderson. Mr. Henderson’s employment agreement terminated upon his retirement as Chief Executive Officer on December 31, 2017. Prior to his retirement, Mr. Henderson was entitled under his employment agreement to a base annual salary of $466,400, or such higher annual salary approved by our board of directors. Mr. Henderson’s annual salary for fiscal year 2018 was $466,400. Mr. Henderson had the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary and the nonqualified deferred compensation plan adopted by the Company in September 2014. See “Executive Compensation – Deferred Compensation Plan” for more information regarding the nonqualified deferred compensation plan.

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Pursuant to the terms of his employment agreement, Mr. Henderson was entitled to earn an annual incentive bonus during the term of the agreement based upon the attainment of our fully diluted GAAP earnings per share for each fiscal year using the same performance thresholds and payment multiples as described above with respect to Mr. Williams’ annual incentive bonus. Mr. Henderson’s targeted bonus potential was $70,000 for fiscal year 2018. However, Mr. Henderson did not earn an annual incentive bonus for fiscal year 2018, as his retirement from Chief Executive Officer was effective December 31, 2017.

Under the employment agreement, in August 2015 Mr. Henderson was granted non-qualified stock options to purchase an aggregate of 30,000 shares of our common stock pursuant to our Restated Option Plan. Mr. Henderson received an option for 10,000 shares that are subject to time-based vesting and will “cliff” vest on April 30, 2020. He also received an option for 20,000 shares that are subject to performance vesting based on the Company’s consolidated net income growth during fiscal years 2016 through 2020. For the performance-based option, if the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 10% or more, the option will vest in full (20,000 shares) on April 30, 2020. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is equal to 5% or more but less than 10%, one half of the option (10,000 shares) will vest on April 30, 2020. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 is less than 5%, the option will be forfeited. Pursuant to his Retirement Agreement and our Restated Option Plan, Mr. Henderson remains eligible for continued vesting of these stock option awards.

The terms of Mr. Henderson’s employment agreement regarding payments upon termination were substantially the same as the provisions of Mr. Williams’ employment agreement. Effective January 1, 2018, we entered into the Retirement Agreement with Mr. Henderson. The principal terms of the Retirement Agreement provide that Mr. Henderson will serve as a consultant and adviser to senior management for a two-year period following his retirement date for a monthly fee of $2,000; his existing stock options will continue to vest and remain exercisable to the extent vested in accordance with the applicable stock option agreements and the Restated Option Plan, subject to his continuous service as a director or consultant of the Company; he will receive any vested accrued benefits under the Company’s 401(k) and nonqualified deferred compensation plans in accordance with the terms of those plans; he will continue to receive health insurance coverage under the Company’s employee and executive health insurance plans for two years following the retirement date as a former executive who remains a director of the Company, subject to his continued service as a director; he will be eligible to receive the annual $40,000 retainer payable to each of the Company’s non-employee directors as of his retirement date; and in recognition of Mr. Henderson’s significant contributions and long-standing service to the Company, he received a special retirement bonus of $1.1 million in a lump sum.

Vickie D. Judy. We have not previously had and do not currently have an employment agreement with Ms. Judy. Because we do not have an employment agreement with Ms. Judy, in the event her employment is terminated for any reason, the Company would have no obligation to pay base salary or benefits beyond the last day worked. However, if her employment is terminated due to her death or disability, a portion of her unvested shares of restricted stock will become fully vested as of the date of her death or termination due to disability. Assuming Ms. Judy’s employment was terminated due to her death or disability on April 30, 2018, and using the closing market price of our common stock on April 30, 2018 of $53.30, the aggregate estimated payment amounts to Ms. Judy would have been $781,912. See “Executive Compensation – Change in Control Agreements” for more information regarding payments to which Ms. Judy would be entitled in connection with a change in control of the Company.

Stock Plans

Restated Option Plan. In August 2007, our board of directors adopted the 2007 Option Plan, which was subsequently approved by our stockholders at our 2007 annual meeting of stockholders. The 2007 Option Plan originally set aside 1,000,000 shares of our common stock for option grants to employees, directors and certain independent contractors, consultants and advisors at a price not less than the fair market value of our common stock on the date of grant or the par value per share of our common stock. Our stockholders approved an amendment to the 2007 Option Plan on October 13, 2010 to increase the number of shares available under the 2007 Option Plan by 500,000 shares to 1,500,000 shares. On June 10, 2015, our board of directors adopted the Restated Option Plan, which was subsequently approved by our stockholders at our 2015 annual meeting of stockholders and which amended and restated the 2007 Option Plan. The Restated Option Plan extended the plan for a new ten-year term, increased the number of shares available for stock option grants by 300,000 shares to 1,800,000 shares, and made certain other changes to the 2007 Option Plan. The Restated Option Plan will expire on June 10, 2025. At July 13, 2018, there were 98,500 shares of common stock available for grant under the Restated Option Plan. See “Proposal No. 5 – Approval of Amendment to Amended and Restated Stock Option Plan” for information regarding the proposal to increase the authorized shares issuable under the Restated Option Plan.

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Under the Restated Option Plan, options may be exercised in whole or in part, but in no event later than ten years from the date of grant with respect to incentive options. Any incentive option granted to an individual who owns more than 10% of the total combined voting of all classes of our stock or the stock of one of our subsidiaries may not be purchased at a price less than 110% of the fair market value on the date of grant, and no such option may be exercised more than five years from the date of grant.

Stock Incentive Plan. In August 2005, our board of directors adopted the 2005 Incentive Plan, which was subsequently approved by our stockholders at our 2005 annual meeting of stockholders. The 2005 Incentive Plan originally set aside 150,000 shares of our common stock for grants to our employees, officers and directors. Our stockholders approved an amendment to the 2005 Incentive Plan on October 14, 2009 to increase the number of shares available under the 2005 Incentive Plan by 200,000 shares to 350,000 shares. On June 10, 2015, our board of directors adopted the Restated Incentive Plan, which was subsequently approved by our stockholders at our 2015 annual meeting of stockholders and which amended and restated the 2005 Incentive Plan. The Restated Incentive Plan extended the plan for a new ten-year term, included provisions designed to further the Company’s eligibility to deduct for federal income tax purposes certain performance-based equity awards that may be granted to our named executive officers under the Restated Incentive Plan in accordance with Section 162(m) of the Code (applicable to awards granted prior to November 2, 2017), and made certain other changes to the 2005 Incentive Plan. The Restated Incentive Plan did not increase the number of shares available for issuance and will expire on June 10, 2025. See “Proposal No. 4 – Approval of Amendment to Amended and Restated Stock Incentive Plan” for information regarding the proposal to increase the authorized shares issuable under the Restated Incentive Plan.

Shares granted under the Restated Incentive Plan have full voting rights prior to the date of vesting, if any; however, holders of any unvested shares must execute an irrevocable proxy granting us the right to vote such shares until the shares vest. At July 13, 2018, there were 6,027 shares of common stock available for grant under the Restated Incentive Plan.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of April 30, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey A. Williams	60,000			$24.47	11/27/19
		10,000 [1]		$46.47	08/05/25
			20,000 [2]	$46.47	08/05/25
William H. Henderson	85,000			$24.47	11/27/19
		10,000 [1]		$46.47	08/05/25
			20,000 [2]	$46.47	08/05/25
Vickie D. Judy	5,000			$45.72	03/27/22	500 [3]	$26,650 [4]
		1,250 [1]		$53.02	05/22/25	10,000 [5]	$533,000 [4]
			2,500 [2]	$53.02	05/22/25
		10,000 [6]		$26.37	03/02/26

____________________

1 These options will “cliff” vest on April 30, 2020.

2 These options will “cliff” vest on April 30, 2020 subject to the achievement of performance conditions based on the Company’s consolidated net income growth during fiscal years 2016 through 2020. See the narrative discussion above under “Executive Compensation – Employment Agreements” for more information regarding the performance conditions for these awards.

3 These restricted shares will “cliff” vest on May 22, 2022.

4 Fair value was calculated by using the closing market price of our common stock on April 30, 2018 of $53.30.

5 These restricted shares will “cliff” vest on March 1, 2028.

6 These options will “cliff” vest on March 2, 2021.

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Option Exercises and Stock Vested during Fiscal Year 2018

The following table provides certain information concerning the option exercises and stock awards vested for each named executive officer during the fiscal year ended April 30, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey A. Williams	87,000 [2]	$2,487,900 [2]	-	-
William H. Henderson	149,000 [3]	$3,861,641 [3]	-	-
Vickie D. Judy	-	-	-	-

____________________

1 Amount is calculated by using the closing market price of our common stock as reported on NASDAQ on the date of exercise less the exercise price.

2 Includes 57,719 shares forfeited to pay the exercise price and tax withholding pursuant to a net settlement arrangement.

3 Includes 48,647 shares forfeited to pay the exercise price and tax withholding pursuant to a net settlement arrangement.

Deferred Compensation Plan

On September 17, 2014, the compensation committee of our board of directors approved the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan, referred to in this proxy statement as the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees of the Company, including our named executive officers, to save for retirement on a tax-deferred basis. The eligibility of each participant will be determined by the compensation committee. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Under the terms of the Deferred Compensation Plan, a named executive officer may defer a portion or all of his salary and bonus for any calendar year in which the plan is in effect, provided that the executive makes an irrevocable election for such deferral prior to the end of the preceding calendar year or, if permitted by the compensation committee, within 30 days after the executive first becomes eligible to participate in the plan. Compensation amounts deferred under the Deferred Compensation Plan are credited or debited with earnings or losses based on an investment fund, known as a “measurement fund,” elected by the executive at the time of his deferral election from among several measurement funds that the compensation committee may select from time to time, although the deferred payments are not actually invested in the measurement fund. The executive’s account balance under the Deferred Compensation Plan will be distributed to the executive or his beneficiary upon the earliest of the executive’s termination, death or such other date as selected by the executive upon his deferral election. During fiscal year 2018, Mr. Henderson deferred a total of $269,185 under the Deferred Compensation Plan. No other executives participated in the plan during fiscal year 2018.

The Deferred Compensation Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Deferred Compensation Plan have the status of general unsecured creditors of the Company. We (or one or more of our subsidiaries) are solely responsible for paying benefits to plan participants and their beneficiaries.

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Nonqualified Deferred Compensation Table for Fiscal Year 2018

The following table provides information about contributions, earnings, withdrawals and distributions in regard to the named executive officers under the Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year [1]	Company Contributions in Last Fiscal Year	Aggregate Earnings (Loss) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End [2]
Jeffrey A. Williams
William H. Henderson	$269,185		$134,555		$1,337,369
Vickie D. Judy

 ____________________

1 This amount was included in the named executive officer’s salary for fiscal year 2018 reported in the Summary Compensation Table of this proxy statement.

2 $284,863 and $324,686 of the amount reported for Mr. Henderson is included in his salary for fiscal years 2017 and 2016, respectively, reported in the Summary Compensation Table of this proxy statement.

Change in Control Agreements

Certain of our executive compensation plans and agreements, including our employment agreement with Mr. Williams, our Restated Option Plan and certain of our restricted stock agreements for shares granted under our Restated Incentive Plan, contain change in control provisions (collectively, the “Change in Control Provisions”) entitling our executives to certain benefits upon the occurrence of certain events, involving a change in control of the Company. Payments to Mr. Williams and Ms. Judy under these Change in Control Provisions are triggered upon an involuntary termination of the executive’s employment, or a voluntary termination of employment by the executive for good reason (as defined in the Change in Control Provisions), in connection with a change in control of the Company (referred to as a double trigger event). Under the Change in Control Provisions, a change in control generally means the following:

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of our stock;

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•	the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

If a double trigger event occurs in connection with a change in control of the Company:

•	under Mr. Williams’ employment agreement, we must pay Mr. Williams a lump sum cash payment equal to 2.99 times his then current base salary on the 60-day anniversary of such double trigger event and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans and award agreements;

•	under the Restated Option Plan, all unvested stock options previously granted to plan participants will vest in full, without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable stock option agreements or the participant’s employment agreement; and

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•	under certain of our restricted stock award agreements, all unvested shares of restricted stock subject to such agreements held by the participant on the date of the double trigger event will automatically become fully vested.

Such payments are referred to in this proxy statement as change in control payments.

A “double trigger event” (as defined in the Change in Control Provisions) occurs if, within the period beginning six months before a change in control of the Company and ending two years after such change in control, the executive’s employment is involuntarily terminated by the Company or our operating subsidiary (or the surviving or acquiring entity, as the case may be), for any reason other than for cause, or the executive terminates his employment for good reason. A termination for “cause” generally consists of a breach, gross negligence or wrongdoing by the executive officer. For purposes of the Change in Control Provisions, “good reason” generally means the executive’s resignation within 30 days after the occurrence of any of the following events:

•	a significant reduction of the executive’s duties, authority, responsibilities, or reporting relationships or the assignment to him of such reduced duties, authority, responsibilities, or reporting relationships, without his written consent; provided, however, that the change in control is not, in and of itself, a material adverse change in the executive’s duties, authority, responsibilities or reporting relationships;

•	a material reduction in the executive’s base salary, bonus structure or benefits, with the result that the executive’s overall benefits package is significantly reduced; or

•	the relocation of the executive’s principal work location to a facility or a location more than 50 miles from his then present principal work location, without his written consent.

In addition, if, within six months prior to the change in control, we terminated Mr. Williams or Ms. Judy without cause and the termination is related to the change in control, then, for purposes of his or her change in control payments, he or she will be treated as being employed on the date the change in control becomes effective. In such case, Mr. Williams will receive the change in control payment in addition to any other compensation to which he is entitled under his employment agreement as a result of his termination.

Under the terms of Mr. Williams’ employment agreement, in the event the change in control payments and any other payments to which Mr. Williams may be entitled in connection with the change in control of the Company equal or exceed in the aggregate three times “base amount” (as defined by Section 280G of the Code) with respect to his compensation, which would result in excise taxes being owed by him under Code Section 4999 and the loss of a tax deduction by the Company under Code Section 280G for the excess payment above the base amount, the Company and Mr. Williams agree to retain an independent accounting firm to evaluate whether he would be better off by receiving the full change in control payments and paying the excise tax or by the Company reducing the aggregate payment amount so that it would not be subject to excise taxes under Section 4999 of the Code. Based on the accountant’s finding that Mr. Williams would be better off receiving the full payment amount and paying the required excise taxes, no change will be made in the change in control payments and the Company will forego its deduction for the amount of such payments above the base amount. Based on the accountant’s finding that Mr. Williams would be better off receiving the reduced change in control payments and not being subject to excise tax, the change in control payments will be reduced to an aggregate amount that does not equal or exceed three times the base amount and the Company will retain its eligibility to deduct the amount actually paid.

Assuming that (1) a double trigger event occurred on April 30, 2018, and (2) Mr. Williams’ employment was terminated by him for good reason in connection with the change in control, and using the closing market price of our common stock on April 30, 2018 of $53.30, the aggregate estimated payment amount to Mr. Williams would have been $1,441,363. Assuming that (1) a double trigger event occurred on April 30, 2018, and (2) Mr. Williams’ employment was terminated by the Company without cause in connection with the change in control, and using the closing market price of our common stock on April 30, 2018 of $53.30, the aggregate estimated payment amount to Mr. Williams would have been $2,301,363, which includes compensation to which he would be entitled for his termination without cause.

Assuming that a double trigger event occurred on April 30, 2018, and using the closing market price of our common stock on April 30, 2018 of $53.30, the aggregate estimated payment amount to Ms. Judy would have been $892,795 regardless of whether her employment was terminated by her for good reason or by the Company without cause in connection with the change in control.

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If Mr. Williams is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code that become payable as a result of his termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment, will be delayed and all such delayed payments will be paid to Mr. Williams in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

Chief Executive Officer Pay Ratio

The following information about the relationship between the compensation of our associates and the compensation of our Chief Executive Officer is provided in compliance with the requirements of Item 402(u) of Regulation S-K under the Exchange Act (“Item 402(u)”). In fiscal 2018, the estimated median of the annual total compensation of our associates, excluding our current and former Chief Executive Officers, Mr. Williams and Mr. Henderson, was $43,684. Our Chief Executive Officer’s annual total compensation for fiscal 2018, calculated according to the method described below, was $466,399. The resulting estimated ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all associates was 11 to 1.

We took the following steps in identifying the median of the annual compensation of all our associates. We determined that as of April 30, 2018, we employed 1,690 associates, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes during the year, whether full-time, part-time, seasonal, or temporary. We determined the median employee by conducting a full analysis of this employee population using total pay, which included regular wages, overtime, bonuses, commissions and any other taxable income.

For full-time associates that were not employed for the whole year, regular wages were annualized. For part-time associates that were not employed for the whole year, we calculated the average hours worked per week for each associate, and annualized regular wages based on a 52-week fiscal year. No adjustments were made for seasonal or temporary associates.

Due to Mr. Williams’ appointment to Chief Executive Officer as of January 1, 2018, we estimated the Chief Executive Officer’s annual compensation by substituting his annual salary as of April 30, 2018 ($430,000) in place of his actual regular wages for fiscal 2018. We then calculated the Chief Executive Officer’s and the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The resulting pay ratio was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the Company’s pay ratio. Other public companies will use methods and assumptions that differ from the ones we chose, but are appropriate for their circumstances. It may therefore be difficult to compare our reported pay ratio to pay ratios reported by other companies.

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TRANSACTIONS WITH RELATED PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with “related persons” as defined by SEC rules and any potential conflicts of interest between us and any third party. The audit committee reviews and considers such transactions on a case-by-case basis in light of all facts and circumstances and does not use any prescribed criteria for approving or rejecting any proposed transaction or relationship.

For the fiscal year ended April 30, 2018, there were no transactions with related persons required to be disclosed in this proxy statement.

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AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the fiscal year ended April 30, 2018, the audit committee met four times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Grant Thornton LLP. In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended April 30, 2018 and the audit committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K. Our audit committee also met with Grant Thornton LLP to discuss the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, prior to filing our annual report on Form 10-K.

In addition, the audit committee has received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence in connection with its audit of our financial statements for the fiscal year ended April 30, 2018. Our audit committee has also considered whether Grant Thornton LLP’s provision of non-audit services to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence. See “Principal Accounting Fees and Services.” Based upon the foregoing reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2018.

Daniel J. Englander, Chairman

Ray C. Dillon

Robert Cameron Smith

Jim von Gremp

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COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Robert Cameron Smith, Chairman

Ray C. Dillon

Daniel J. Englander

Jim von Gremp

Joshua G. Welch

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ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended April 30, 2018, as filed with the SEC, is available to stockholders who make a written request for such report to our Secretary at our offices, 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents. Our annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.car-mart.com under the “SEC Filings” section, which is under the “Investor Relations” section.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2019 annual meeting of stockholders must be received at our principal executive offices no later than March 22, 2019, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. In connection with next year’s annual meeting, our bylaws provide that we must receive notice of a matter or proposal, including any nomination of a director candidate, on or before May 21, 2019 for such proposal or nomination to be considered or voted upon at the annual meeting. The persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting if such matter or proposal is raised at that annual meeting. Any such proposals must comply in all respects with applicable laws, including the rules and regulations of the SEC, and any stockholder nominations of director candidates must set forth the information required in Article V, Section 2 of our bylaws. A copy of our bylaws may be obtained upon written request to the Secretary at the address stated above.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

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APPENDIX A

AMERICA’S CAR-MART, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

ARTICLE I.

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. America’s Car-Mart, Inc., a Texas corporation (hereinafter referred to as the “Company”), hereby adopts the “America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan” (the “Plan”), as set forth in this document. The Plan is an amendment and restatement of America’s Car-Mart, Inc. Stock Incentive Plan, originally effective as of October 12, 2005 and amended on December 11, 2006, August 27, 2007 and August 28, 2009. The Plan provides for the grant of Shares and Restricted Stock to certain officers, employees and directors of the Company and its subsidiaries who are selected by the Company’s Compensation Committee.

1.2 Purpose of Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance and service to the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. Subject to approval by the Company’s shareholders, the Plan shall become effective as of June 10, 2015 (the “Effective Date”) and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article IX, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may Restricted Stock be granted under the Plan more than ten (10) years after the Plan’s Effective Date.

ARTICLE II.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, unless a different meaning is plainly required by the context. When the below meaning is intended, the initial letter of the word is capitalized:

2.1 “Award” means the grant to a Participant of Restricted Stock and any related benefits under this Plan.

2.2 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations and official guidance promulgated thereunder.

2.4 “Committee” means the Compensation and Stock Option Committee administering the Plan pursuant to Article III or such other committee as appointed in accordance with Article III. In the absence of such appointment, the Board shall serve as the Committee.

2.5 “Company” means America’s Car-Mart, Inc., a Texas corporation, and any successor as provided in Article XI.

2.6 “Effective Date” shall have the meaning ascribed to such term in Section 1.3.

2.7 “Employer” means the Company and each of its subsidiaries.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto, and includes all rules and official guidance promulgated thereunder.

2.9 “Participant” means an individual who has outstanding a grant of Restricted Stock subject to a Period of Restriction under the Plan.

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2.10 “Performance Award” means a Restricted Stock Award granted to a Participant that is conditioned in some manner upon the achievement of one or more of the performance measures described in Article VII of the Plan.

2.11 “Period(s) of Restriction” means the period(s) during which the transfer of Shares of Restricted Stock is limited by the Plan in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article VI.

2.12 “Restricted Stock” means Shares granted to a Participant under this Plan which are subject to a Period of Restriction.

2.13 “Restricted Stock Agreement” means an agreement entered into by the Company and the applicable Participant, setting forth the terms and conditions applicable to the Award granted to such Participant under this Plan.

2.14 “Restricted Stock Award” means the grant to a Participant of Restricted Stock and any related benefits under this Plan.

2.15 “Shares” means shares of common stock of the Company.

ARTICLE III.

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board from among its members, each of whom qualifies as a “Non-Employee Director” as such term is defined in Rule 16b-3 under the Exchange Act and who are considered outside directors for the purposes of the performance-based exception from the deductibility limitations of Code Section 162(m) (the “Performance-Based Exception”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or the Performance-Based Exception from the deductibility limitations of Code Section 162(m), the Board may appoint a new Committee so as to comply with Rule 16b-3 and/or the Performance-Based Exception.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select individuals who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article IX) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations and interpretations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate, from time to time, its authority with respect to the Plan, administration of the Plan and the making of Awards, to one or more individuals, including, without limitation, the authority described above.

3.3 Action. If a member of the Committee is a Participant, he or she shall not participate in any decision that solely affects his or her own Awards under the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including any Employer and its shareholders and employees, and Participants and their estates and beneficiaries.

3.4 Compensation, Indemnity and Liability. The Committee shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Committee shall be paid by the Company. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting his own gross negligence or willful misconduct. Each Employer shall indemnify and hold harmless the Committee and each member of the Committee, if any, against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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ARTICLE IV.

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares Available. Subject to adjustment as provided in Section 4.3, there is hereby authorized 350,000 Shares for issuance under this Plan (which number includes all shares available for delivery under this Section 4.1 since the establishment of the Plan in 2005).

4.2 Lapsed Awards. If any Award granted under this Plan, in whole or in part, is canceled, terminates, expires, lapses, or is forfeited for any reason, any Shares subject to such Award, or portion thereof, that is cancelled, terminates, expires, lapses or is forfeited shall again be available for the grant of a new Award under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization in which the Company receives less than full value for its Shares or a corporate transaction, such as any stock split, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, and in the number and class of and/or price of Shares granted under the Plan, as the Committee, in its sole discretion, determines is appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares shall always be a whole number and fractional Shares shall be disregarded.

4.4 Limitation of Awards. Subject to the provisions of Section 4.3 of the Plan relating to adjustments upon any change in corporate capitalization of the Company, no Participant shall be granted Awards designed to comply with the Performance-Based Exception from the deductibility limitations of Code Section 162(m) covering more than one hundred thousand (100,000) Shares during any fiscal year. Subject to the provisions of Section 4.3 of the Plan relating to adjustments upon any change in corporate capitalization of the Company, the maximum number of Shares that may be granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one fiscal year shall be ten thousand (10,000) Shares.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

Awards may be granted under this Plan to employees, officers and directors of an Employer. The Committee, in its sole discretion, shall determine the specific individuals to whom Awards shall be granted.

ARTICLE VI.

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Awards to eligible individuals in such amounts and subject to such restrictions as the Committee shall in its sole discretion determine.

6.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other provisions as the Committee shall determine. Each Restricted Stock Agreement shall be subject to the terms of the Plan, and any provision therein that is inconsistent with the Plan shall be null and void.

6.3 Period of Restriction. The Committee may impose such conditions and/or restrictions or combination thereof on any Restricted Stock Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each Share, restrictions based upon the achievement of specific performance goals (e.g., Employer-wide, divisional and/or individual) pursuant to Article VII of the Plan, time-based restrictions on vesting, and/or restrictions under applicable Federal or state securities laws; provided that any such conditions or restrictions, including but not limited to those affecting the timing of payment of a Restricted Stock Award, shall not cause the Award to become “deferred compensation” as defined by Code Section 409A. The conditions and restrictions imposed hereunder need not be uniform among all Awards issued pursuant to the Plan. Subject to the provisions of Article IX, the Committee, in its sole discretion, may accelerate or otherwise modify the Period of Restriction applicable to any Restricted Stock Award or Shares issued thereunder; provided, however, that in no event shall any Restricted Stock Award that is a Performance Award vest (or be accelerated such that it vests) in under one year from the date of grant (subject, to the extent provided by the Committee, to the acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination without cause or in connection with a change in control); provided further, that if a Participant’s right to become vested in a Restricted Stock Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than one year (subject, to the extent provided by the Committee, to the acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination without cause or in connection with a change in control).

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6.4 Transferability. Except as provided in this Article VI, the Restricted Stock Awards and Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. Shares covered by a Restricted Stock Award including but not limited to those made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction applicable to such Restricted Stock Award. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 6.5 removed from his or her Share certificate or book-entry registration. All rights with respect to the Award granted to a Participant shall be available during his or her lifetime only to such Participant.

6.5 Certificate Legend. Each certificate or book-entry registration representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from America’s Car-Mart, Inc.

The Company shall have the right to retain in the Company’s possession the certificates representing Shares of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied, provided that no such retention shall result in “deferred compensation” as defined by Code Section 409A.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall have full voting rights with respect to those Shares; provided, however, that the Committee may require in the applicable Restricted Stock Agreement that the Participant execute an irrevocable proxy granting the Company the right to vote his or her Shares during the Period of Restriction.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held; provided, however, that no dividends granted in relation to Performance Awards (whether or not such Performance Award is intended to qualify for the Performance-Based Exception) shall be settled prior to the date that such Performance Award (or applicable portion thereof) becomes vested. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) of the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction of the Shares of Restricted Stock with respect to which the dividend is paid, and may be held in the Company’s possession as described in Section 6.5.

6.8 Separation from Service. Each Restricted Stock Agreement shall set forth the extent to which the Participant shall have the right, if any, to receive Shares on which the Period of Restriction has not yet ended following the Participant’s separation from service with the Company and its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Agreement, need not be uniform among all Shares of Restricted Stock or Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for separation from service. The Committee shall have the full power and authority, in its discretion, to determine whether a separation from service has occurred.

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For purposes of the Plan, a transfer of a Participant’s employment or service relationship between Employers or a change in the Participant’s capacity of service (such as, for example, from an employee to a director of an Employer or from one Employer to another Employer) shall not be deemed to be a separation from service. Upon such a transfer or change in capacity of service, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

ARTICLE VII.

PERFORMANCE AWARDS

7.1 Performance Awards. The grant, vesting, and/or exercisability of any Award may, in the Committee’s sole discretion, be conditioned, in whole or in part, on the attainment of performance targets related to one or more performance measures over a performance period, in which case, such Award shall constitute a Performance Award under the Plan.

7.2 Performance-Based Exception. Performance Awards that are not intended to qualify for the Performance-Based Exception from the deductibility limitations of Code Section 162(m) may be based on the achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee shall determine. Performance Awards that are intended to qualify for the Performance-Based Exception based on the satisfaction of one or more performance measures shall be conditioned upon the achievement during a specified performance period of specified levels of one or more of the measures listed below.

7.3 Establishment of Performance Goals. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established and if the performance period is one year or longer (in no event later than the date on which 25% of the performance period has elapsed for a period shorter than a year); provided such measures may be made subject to adjustment as specified by the Committee in the applicable award agreement to the extent consistent with the Performance-Based Exception.

7.4 Performance-Based Criteria. The performance measures established by the Committee may be based upon one or more of the following criteria of the Company, any Employer or any business unit of the Company or Employer designated by the Committee: (1) earnings or earnings per share; (2) net operating margin; (3) cash flow return on investment; (4) earnings before interest, taxes, depreciation, and/or amortization; (5) return on shareholders’ equity achieved; (6) total shareholders’ return achieved; (7) any of the foregoing calculated on a “non-GAAP basis”; (8) the price of a share of common stock of the Company; (9) market share; (10) sales; (11) operating income; (12) operating expense ratios; (13) economic value added; or (14) any combination of the foregoing. A measure that is calculated on a “non-GAAP basis” is a measure that is adjusted (to the extent consistent with the Performance-Based Exception) to reflect the impact of special items, which items are reflected from time to time in the Company’s published financials. Special items are material nonrecurring adjustments deemed appropriate to exclude by the Committee and may include, without limitation, (a) unrealized gains or losses and other items that are recorded by the Company as a result of Accounting Standards Codification Topic 815 (previously issued as Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended); (b) impairment and other non-cash charges including the impact of changes in accounting principles or estimates or other unusual, infrequent non-cash items; and (c) other items not considered to be representative of the Company’s ongoing operations.

7.5 Modification of Performance-Based Awards. Once established, the Committee shall not be entitled to any discretion to increase the amount of compensation under any Award intended to qualify for the Performance-Based Exception that would otherwise be due upon the attainment of the performance goals.

7.6 Certification. To the extent the Committee intends for Awards to qualify for the Performance-Based Exception, prior to the Participants’ receipt of Shares (or cash, as applicable) pursuant to such Awards (or prior to receipt of the Awards themselves, if applicable), the Committee shall certify whether the performance targets and measure(s) related to such Awards have been achieved. The Committee, in its sole discretion, may provide for a reduction in a Participant’s Performance Award.

7.7 Shareholder Approval. Material terms of the performance goals must be disclosed to and reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

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ARTICLE VIII.

RIGHTS OF EMPLOYEES

8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of an Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of any Employer.

8.2 Participation. Participation by any individual shall be determined by the Committee and no individual shall otherwise have the right to be selected to receive Awards granted under this Plan, or, having been so selected, to be selected to receive a future Award.

8.3 No Trust or Fund Created. Neither a Participant nor any other person shall, by reason of the Plan or any Award, acquire any right in or title to any assets, funds or property, other than the Shares or amounts which become payable hereunder, of the Company or any Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Employer, it its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Employer. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

ARTICLE IX.

AMENDMENT, MODIFICATION, AND TERMINATION

9.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, the rules of the stock exchange or market on which the Shares are listed, or any other applicable law shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

Subject to Section 9.2, the Committee shall have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

9.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or otherwise be contrary to an Employer’s obligations under any employment, severance or other service agreement with the applicable Participant, without the written consent of the Participant holding such Award.

ARTICLE X.

WITHHOLDING

10.1 Tax Withholding. The Employer shall have the power and the right to deduct or withhold from amounts or property due hereunder or any other monies or property of the Participant held or payable by the Employer, or require a Participant (or his or her estate or beneficiary) to remit to the Employer, an amount sufficient to satisfy Federal, state, local, and any other applicable taxes (including any foreign taxes and the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

10.2 Share Withholding. The Committee may allow a Participant to elect to satisfy all or part of the withholding requirement described in Section 10.1 by tendering to the Company Shares owned by such Participant for at least six (6) months (or by having the Company retain Shares then in the possession of the Company but held for the benefit of such Participant); provided that such Shares are not then subject to any restrictions. Such withholding requirement shall be deemed satisfied to the extent of the then current fair market value, as determined by the Plan Administrator in accordance with reasonable accounting principles, of the Shares so tendered to or retained by the Company. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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ARTICLE XI.

LEGAL CONSTRUCTION

11.1 Successors. All obligations of an Employer or the Company under the Plan with respect to Awards shall be binding on their successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the entity.

11.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.4 Transfer of Property. Any Restricted Stock Award or a Performance Award granted under this Plan is intended to be subject to taxation as a transfer of property in connection with the performance of services pursuant to Section 83 of the Code and is intended to be exempt from Section 409A of the Code. Notwithstanding anything contained herein to the contrary, the interpretation and operation of any Restricted Stock Award or Performance Award granted under the Plan shall be made in a manner consistent with the previous sentence. Any right to payments that a Participant may have pursuant to Section 6.7 of the Plan is intended to be structured to be exempt from or comply with Section 409A of the Code as provided in the applicable award agreement.

11.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Any provision of the Plan or any Restricted Stock Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Company shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would cause a violation of Code Section 409A or constitute a violation by the Participant or the Company of any law or regulation. If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the Awards issued hereunder, the Committee shall take such actions (including amending the Plan or any Restricted Stock Agreement) as it seems necessary, in its sole discretion, to ensure continued compliance with this Section 11.5.

11.6 Securities Law Compliance. With respect to an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act (an “Insider”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. To the extent that compensation to be received by an Insider under this Plan for purposes of Code Section 162(m) as a result of the lapse of Period(s) of Restriction or other restriction on Restricted Stock, when added to all other compensation subject to the $1 million limitation on deductibility of compensation (the “cap”) imposed by Code Section 162(m), would cause such Insider’s compensation to exceed the cap for that year, restrictions on the number of Shares of Restricted Stock necessary to reduce the Insider’s compensation to the cap will not lapse, and instead, restrictions on such Shares of Restricted Stock will continue, all or in part, until such time that they may lapse and the Company’s tax deduction (as limited by Code Section 162(m)) is preserved.

11.7 Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

AMERICA’S CAR-MART, INC. By: /s/ Jeffrey A. Williams Its: Chief Financial Officer

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Amendment to Amended and Restated Stock Incentive Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.

Amended and Restated Stock Incentive Plan

Adopted May 23, 2018

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), as set forth herein.

1.       Background Information. The Company originally established the Plan effective as of October 12, 2005 and subsequently amended and restated the Plan effective as of August 5, 2015. Section 9.1 of the Plan provides that the board of directors of the Company may at any time amend the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval will be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2018 annual meeting of stockholders to be held on August 29, 2018.

2.       Amendment to Article IV – Shares Subject to the Plan. Article IV, Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“4.1 Number of Shares Available. Subject to adjustment as provided in Section 4.3, there is hereby authorized 450,000 shares for issuance under this Plan (which number includes all shares available for delivery under this Section 4.1 since the establishment of the Plan in 2005).”

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 23rd day of May, 2018.

America’s Car-Mart, Inc.

By: /s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

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APPENDIX B

AMERICA’S CAR-MART, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

Effective June 10, 2015

1.	Establishment; Effective Date; Purpose

(a)       This Amended and Restated Stock Option Plan (the “Plan”) of America’s Car-Mart, Inc., a Texas corporation (the “Corporation”), is an amendment and restatement of America’s Car-Mart, Inc. 2007 Stock Option Plan, which was adopted by the Board of Directors of the Corporation (the “Board”) on August 27, 2007 and approved by the Corporation’s stockholders on October 16, 2007, and subsequently amended on August 27, 2010 and October 7, 2013. The effective date of the Plan shall be June 10, 2015 (the “Effective Date”), subject to the approval of the Corporation’s stockholders at the 2015 Annual Meeting. Awards may be granted under the Plan on and after the Effective Date and may be made pursuant to and in accordance with agreements for the issuance thereof entered into prior to the Effective Date, but no Awards will be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

(b)       The purpose of the Plan is to encourage and enable selected employees, directors and independent contractors of the Corporation and its Related Corporations to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “Awards”) to selected employees, independent contractors and directors, including the granting of incentive stock options that qualify as statutory stock options under Section 422(b) of the Code (“Incentive Options”) and stock options that do not qualify as statutory stock options (“Nonqualified Options”) to such participants. Incentive Options and Nonqualified Options shall be referred to herein collectively as “Options.”

2.	Certain Definitions

For purposes of the Plan, the following terms shall have the meaning indicated:

(a)       “Administrator” shall have the meaning given the term in Section 3(a) of the Plan.

(b)       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time by the Secretary of the Treasury (“Treasury Regulations”).

(c)       “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months (or, in the case of Incentive Options, such other definition as required by Section 422 of the Code). The Administrator may require the Participant to furnish proof of the existence of the Disability in accordance with Code Section 22(e)(3).

(d)       “Option Agreement” means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options.

(e)       “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(f)       “Participant” means an individual, being otherwise eligible under this Section 5, selected by the Administrator as an individual to whom an Award shall be granted under the Plan.

(g)       “Predecessor” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a Parent or Subsidiary of the Corporation, or a predecessor of any such corporation.

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(h)       “Related Corporation” means any Parent, Subsidiary or Predecessor of the Corporation.

(i)       “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

3.	Administration of the Plan

(a)       The Plan shall be administered by the Board of Directors of the Corporation. The Board may, in its sole discretion, delegate all or part of its administrative authority with respect to the Plan to a committee of the Board (the “Committee”). For purposes herein, the Board, and, upon its delegation of the administrative responsibilities for the Plan to the Committee, the Committee shall be referred to as the “Administrator.” The Committee shall be comprised solely of two or more “non-employee directors,” as said term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such committee composition is not necessary or advisable. Further, the Committee shall, unless the Board determines otherwise, be comprised solely of two or more “outside directors,” as such term is defined under Section 162(m) of the Code, or otherwise in accordance with Code Section 162(m). Further, the composition of the Committee shall be in compliance with the applicable rules and regulations of the Nasdaq Stock Market.

(b)       Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Administrator and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and consistent with the requirements necessary under Section 409A of the Code to prevent any Option granted hereunder from constituting the deferral of compensation, and unless authority is granted to the chief executive officer or president as provided in Section 3(c), the Administrator shall have full and sole authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award, (ii) to prescribe the form or forms of the agreements evidencing any Awards granted under the Plan; (iii) to amend the Plan and any Award as provided in Sections 12 and 14 of the Plan; (iv) to establish, amend and rescind rules and regulations for the administration of the Plan; (v) to construe and interpret the Plan and Option Agreements evidencing Awards granted under the Plan; (vi) to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any Participant. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(c)       Notwithstanding the other provisions of Section 3 herein, and provided such delegation is permitted under applicable law, including the law of the state of incorporation, the Administrator may delegate to the chief executive officer or president of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) herein with respect to such Awards, to eligible individuals; provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the individual to whom such grant is made, at the time of said grant or other determination, is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act and the Options granted are not intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to the chief executive officer or president, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

(d)       The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan (whether or not such individuals are similarly situated). All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

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4.	Shares of Stock Subject to the Plan; Award Limitations

(a)       The number of shares of Common Stock that may be issued pursuant to Awards shall be one million eight hundred thousand (1,800,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the Plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

(b)       The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited, canceled, or settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be available for issuance under this Plan if such shares are: (i) shares that were subject to an Option and were not issued upon the net exercise of such Option; (ii) existing shares used to pay the exercise price of an Option; (iii) shares delivered to or withheld by the Corporation to pay the withholding taxes related to an Award in accordance with Section 7; or (iv) shares repurchased on the open market with the proceeds of an Option exercise.

(c)       If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Related Corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a Related Corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards and in compliance with Section 409A of the Code.

(d)       Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be covered by Options granted to any one Participant during any one fiscal year shall be 250,000 shares.

(e)        Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be covered by Options granted to any one Participant who is a member of the Board but who is not an employee of the Corporation or a related Corporation during any one fiscal year shall be 25,000 shares.

(f)       Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be delivered to Participants with respect to Incentive Options under the Plan shall be 1,800,000 shares.

5.	Eligibility

An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

(a)       The individual is either (i) an employee of the Corporation or a Related Corporation, (ii) a director of the Corporation or a Related Corporation, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing bona fide services to the Corporation or a Related Corporation. For this purpose, an individual shall be considered to be an “employee” if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee, or if the individual otherwise is included in the definition of “employee” contained in the General Instructions to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

(b)       With respect to the grant of Incentive Options, the individual is an employee of the Corporation or a Related Corporation (within the meaning of Section 1.421-1 of the Treasury Regulations) and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, an individual who otherwise qualifies but owns more than ten percent (10%) of the total combined voting power of the Corporation (a “10% Owner”) may be granted an Incentive Option if the Option Price (as determined pursuant to Section 6(b) herein), is at least 110% of the Fair Market Value of the Common Stock (as defined in Section 6(b) herein), and the Option Period (as defined in Section 6(c) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him or her under Section 424(d) of the Code.

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6.	Options

(a)       Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. Each Option grant shall be evidenced by an option agreement (an “Option Agreement”) specifying the type of Option being granted and all other terms and conditions as required by this Plan. To the extent necessary to comply with Section 422 of the Code, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b)       Option Price: The price per share at which an Option may be exercised (the “Option Price”) shall be established by the Administrator at the time the Option is granted and shall be set forth in the terms of the Option Agreement evidencing the grant of the Option; provided that the Option Price shall in no event be less than the Fair Market Value (as defined in Section 6(b)(ii)herein) per share of the Common Stock on the date the Option is granted (or, in the case of an Incentive Option granted to a 10% Owner, 110% of such Fair Market Value). In addition, the following rules shall apply:

(i) An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any later date specified by the Administrator as the date of grant of the Option.

(ii) For the purposes of the Plan, the “Fair Market Value” of the shares shall be determined in good faith by the Administrator in accordance with the following provisions: (A) if the shares of Common Stock are listed or admitted for trading on an established national securities exchange, the Fair Market Value shall be the closing sales price of the shares on the principal exchange on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, or (B) if the shares of Common Stock are not listed or admitted to trading on an established securities market, then the Fair Market Value shall be determined by the Administrator by the reasonable application of any other reasonable valuation method which is consistently applied for all equity compensation arrangements of the Corporation and which is in compliance with applicable law, is compliant with Section 409A of the Code, and satisfies any applicable requirements for Incentive Options under Section 422 of the Code.

(iii) To the extent that there first becomes exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any Related Corporation with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000, such excess Options shall be treated as Nonqualified Options.

(c)       Option Period and Limitations on the Right to Exercise Options

(i) The term during which an Option may be exercised (the “Option Period”) shall be determined by the Administrator at the time the Option is granted. With respect to Incentive Options, such period shall not extend more than ten (10) years (or, in the case of a 10% Owner, five (5) years) from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

(ii) An Option may be exercised by giving written notice to the Corporation at such place as the Corporation or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate Option Price to be paid therefor, and shall be accompanied by the payment of such Option Price. Unless an individual Option Agreement provides otherwise, such payment shall be in the form of (A) cash; (B) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (C) if the Administrator, in its sole discretion, permits, (1) delivery of other shares of Common Stock of the Corporation that that have been held by the Participant for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) or (2) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price not satisfied by such reduction in the number of whole shares to be issued; or (D) a combination of the foregoing methods.

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(iii) Unless an individual Option Agreement provides otherwise, no Option granted to a Participant shall be exercised unless, at the time of exercise, the Participant’s provision of services to the Corporation, whether as an employee, director or independent contractor, as described in Section 5(a), of the Corporation or a Related Corporation has not been interrupted or terminated (“Continuous Service”) since the date the Option was granted, subject to the following:

(A) The Continuous Service of a Participant shall not be deemed to have terminated merely because of a change in the terms, conditions or capacity in which the Participant renders service to the Corporation or a Related Corporation as an employee, director or independent contractor or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an employee of the Corporation to a consultant of a Related Corporation or a non-employee director will not constitute an interruption of Continuous Service.

(B) The Continuous Service of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days (or such other period as required by applicable law), or, if longer, as long as the Participant’s right to re-employment is guaranteed either by statute or by contract. The Continuous Service of a Participant shall also be treated as continuing intact while the Participant is not actively performing services as an employee, director or independent contractor because of Disability. The Administrator shall determine the date of a Participant’s termination of Continuous Service for any reason (the “Termination Date”).

(C) Unless an individual Option Agreement provides otherwise, if the Continuous Service of a Participant is terminated because of the Participant’s death or Disability, or if the Participant dies after the termination of his Continuous Service because of Disability, the Option may be exercised only to the extent exercisable on the Participant’s Termination Date, except that, to the extent permitted under Section 3(b) of the Plan, the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of twelve (12) months next succeeding the Termination Date; or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession or by such person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d) of the Plan.

(D) Unless an individual Option Agreement provides otherwise, if the Continuous Service of the Participant is terminated for any reason other than Disability or death or for Cause (as defined in Section 6(c)(iii)(E) herein), the Option may be exercised to the extent exercisable on such Termination Date, except that, to the extent permitted under Section 3(b) of the Plan, the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three (3) months next succeeding the Termination Date (or twelve (12) months next succeeding the Termination Date if the Participant was a non-employee director or independent contractor at the Termination Date); or (Y) the close of the Option Period. If the Participant dies following such Termination Date and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Option shall be exercisable for the period specified in subparagraph (C) immediately preceding (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession or by such person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d) of the Plan.

(E) Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for Cause (as defined herein), the Option shall immediately lapse and no longer be exercisable as of such termination, as determined by the Administrator. For purposes of this subparagraph (E) and subparagraph (D), the Participant’s termination shall be for “Cause” if such termination results from the Participant’s: (W) termination, if any, for “cause” under the terms of the Participant’s employment agreement with the Corporation or a Related Corporation; or, if there is no written employment agreement between the Participant and the Corporation or one of its Related Corporations, termination shall be for “cause” if such termination results from: (X) dishonesty or conviction of a crime; (Y) failure to perform his duties to the satisfaction of the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

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(F) Notwithstanding the foregoing and subject to compliance with Section 409A of the Code, to the extent permitted under Section 3(b) of the Plan, the Administrator shall have authority, in its discretion, to extend the period during which an Option may be exercised or modify the other terms and conditions of exercise; provided that, in the event that any such extension or modification shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension or modification shall be made without the prior written consent of the Participant.

(G) Notwithstanding the foregoing, in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Administrator, in the event of the Participant’s death, Disability, involuntary termination without Cause or in connection with a Change in Control, or as permitted or required pursuant to Section 14(c) herein).

(iv) A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a stockholder unless and until certificates for such shares are delivered to him or them under the Plan or such shares have been registered in book-entry form in the Participant’s name or otherwise credited to the Participant.

(v) A certificate or certificates or a book-entry registration for shares of Common Stock acquired upon exercise of an Option shall be issued or made in the name of the Participant (or his or her beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

(d)       Nontransferability of Options: Incentive Options shall not be transferable other than by will or the laws of intestate succession. Nonqualified Options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. The designation of a beneficiary does not constitute a transfer.

(e)        No Repricing. Except for adjustments pursuant to Section 4(c) herein (relating to adjustments upon changes in the shares of Common Stock), or reductions of the Option Price approved by the Corporation’s stockholders, the Option Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a replacement Option with a lower Option Price. Except as approved by the Corporation’s stockholders, in no event shall any Option granted under the Plan be surrendered to Corporation in consideration for a cash payment or the grant of any other award if, at the time of such surrender, the Option Price of the Option is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of Corporation’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(f)       No Dividends. No dividend equivalents (current or deferred) with respect to any Option shall be granted under the Plan.

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7.	Withholding

The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority, to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the “Election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined (the “Tax Date”) as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

8.	Performance-Based Compensation

To the extent that Section 162(m) of the Code is applicable, the Administrator shall determine the extent, if any, that Awards conferred under the Plan are intended to comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

9.	Section 16(b) Compliance

It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

10.	No Right or Obligation of Continued Employment

Nothing contained in the Plan shall confer upon a Participant any right to continue in the employment or service of the Corporation or a Related Corporation as an employee, director or independent contractor or to interfere in any way with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, or a related agreement, Awards granted under the Plan to employees of the Corporation or a Related Corporation shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of the Corporation or a Related Corporation.

11.	Unfunded Plan; Not a Retirement Plan

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Related Corporation including, without limitation, any specific funds, assets or other property which the Corporation or any Related Corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Related Corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a Related Corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

12.	Amendment and Termination of the Plan

Except as may be otherwise provided in the Plan, the Plan and any Award granted pursuant to the Plan, may be amended or terminated at any time by the Board; provided, that (i) amendment or termination of an Award shall not, without the consent of the applicable Participant, adversely affect the rights of the Participant with respect to an outstanding Award; and (ii) approval of an amendment to the Plan by the stockholders of the Corporation shall only be required in the event such stockholder approval of any such amendment is required for purposes of complying with Section 422 of the Code or by other applicable law, rule or regulation.

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13.	Restrictions on Shares

The Administrator may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require a Participant or other person to become a party to a stockholders’ agreement, buy-sell agreement, redemption agreement, repurchase agreement, restriction agreement or similar agreement between the Corporation and stockholders of the Corporation or among stockholders of the Corporation restricting the transfer of the Common Stock.

14.	Applicable Law

(a)       The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provisions of any state. The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto. To the extent that an Award granted hereunder is designated as an Incentive Option, it shall comply with Section 422 of the Code, and all provisions of the Plan and any Option Agreement for such Option shall be construed in such manner as to effectuate that intent. Any provision of the Plan or any Option Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Corporation shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Corporation of any provision of any such law or regulation.

(b)       Any reference herein to “compliance with Section 409A of the Code” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional tax is imposed on a Participant pursuant to Section 409A(a)(1)(B) of the Code; provided, however, that nothing in this provision shall permit any Incentive Option to exceed the $100,000 annual limitation set forth in Treasury Regulation Section 1.422-4(a)(2) and in Section 6(b)(iii) of the Plan or any recharacterization of an Option resulting therefrom. If additional guidance is issued under or modifications are made to Section 409A of the Code or any other law affecting the Awards issued hereunder, the Administrator shall take such actions (including amending the Plan or any Option Agreement without the necessity of obtaining any Participant’s consent as otherwise required by the Plan) as it deems necessary, in its sole discretion, to ensure continued compliance with such law.

15.	Stockholder Approval

The Plan is subject to approval by the stockholders of the Corporation, which approval must occur, if at all, within twelve months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

16.	Change in Control

(a)       Notwithstanding any other provision of the Plan to the contrary, if a Double Trigger Event (as defined in Section 16(c) herein) occurs in connection with a Change in Control (as defined in Section 16(b) herein) of the Corporation, unless specifically modified by an individual’s Option Agreement or employment agreement between the Participant and the Corporation or a Related Corporation (in which case the terms of such Option Agreement or employment agreement shall supersede this Section 16), all Options outstanding as of the date of such Double Trigger Event held by the affected Participant shall become fully exercisable, whether or not then otherwise exercisable. In addition, in the event of a Change in Control of the Corporation, the Corporation or the surviving entity or successor to the Corporation following such transaction, as the case may be, may elect to (i) to continue the outstanding Options subject to the terms of the individual Option Agreements and this Plan and subject to such adjustments, if any, by the Administrator as permitted by Section 4(c) of the Plan; or (ii) to terminate the outstanding Options in exchange for a cash payment or distribution to the Participant as determined in the following sentence. In the event that the Corporation or its successor chooses to terminate the Options upon a Change in Control, each unvested Option shall vest automatically immediately prior to termination of the Options, and the Participant shall be entitled to a payment or distribution equal to the excess of the Fair Market Value of one share of Common Stock as of the date of the Change in Control over the Option Price, multiplied by the number of shares covered by the Option; provided that if Option Price exceeds the Fair Market Value of the Common Stock as of the date of the Change in Control, such Option shall be cancelled and forfeited and no payment or distribution shall be made for such Option.

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(b)       For purposes of this Section 16, “Change in Control” of the Corporation shall mean:

(i) Change in Ownership. The acquisition by an individual, entity or group (within the meaning of Code Section 409A) (a “Person”) of ownership of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. However, if any Person is considered to own more than 50% of the total fair market value of total voting power of the stock of the Corporation, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Corporation (or to cause a change in the effective control of the Corporation). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction; or

(ii) Change in Effective Control. (A) the acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation; or (B) the replacement of a majority of members of the Corporation’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board of Directors prior to the date of the appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a “Change in Ownership” under paragraph (i) or “Change in Ownership of a Substantial Portion of the Company’s Assets” under paragraph (iii). If any one Person is considered to effectively control the Corporation, the acquisition of additional control of the Corporation by the same Person is not considered to cause a change in the effective control of the Corporation (or to cause a “Change in Ownership” of the Corporation within the meaning of paragraph (i) above); or

(iii) Change in Ownership of a Substantial Portion of Assets. The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No change in control shall be deemed to have occurred in the event of a transfer to a related person or as described in Code Section 409A.

The definition of Change in Control in this Section 16(b), and all other terms and provisions of this Section 16, shall be interpreted at all times in such a manner as to comply with Code Section 409A, meaning that no additional income tax is imposed on the Participant pursuant to Code Section 409A(1)(a).

(c)       For purposes of this Section 16, a “Double Trigger Event” shall be deemed to occur with respect to an Option if, within the period beginning six (6) months prior to a Change in Control and ending two (2) years following such Change in Control, (i) the Participant’s employment is involuntarily terminated by the Corporation (or the surviving or acquiring corporation, as the case may be), other than for Cause, or (ii) the Participant terminates his or her employment for Good Reason (as defined in Section 16(d) herein). If the termination of the Participant’s employment, as contemplated by this paragraph (c), occurs prior to the Change in Control, then the Participant shall be treated for purposes of this Section 16 as being employed on the date the Change in Control becomes effective. For purposes of this Section 16, the date of the Double Trigger Event shall be the later of the effective date of the Change in Control and the date of the Participant’s termination of employment as contemplated in this paragraph (c).

(d)       For purposes of this Section 16, “Good Reason” shall mean:

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(i)        If the Participant is a party to an employment or service agreement with the Corporation or a Related Corporation and such agreement provides for a definition of Good Reason, the definition contained therein;

(ii)       If the Participant is subject to any other benefit plan of the Corporation that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Good Reason, the definition contained therein; or

(iii)        If no such agreement exists or other benefit plan is applicable, a Participant’s resignation from the Corporation within thirty (30) days following the occurrence of any of the following events with respect to such Participant:

(A)       Without the Participant’s express written consent, the significant reduction of the Participant’s duties, authority, responsibilities, or reporting relationships relative to the Participant’s duties, authority, responsibilities, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Participant of such reduced duties, authority, responsibilities, or reporting relationships, which reduction or assigned reduction remains in effect five (5) business days after written notice by the Participant to the Chief Executive Officer or the Chief Financial Officer of the Corporation (or the surviving or acquiring corporation, as the case may be) of such conditions; provided, however, that the mere occurrence of a Change in Control shall not, in and of itself, constitute a material adverse change in the Participant’s duties, authority, responsibilities or reporting relationships.

(B)       A material reduction by Corporation (or the surviving or acquiring corporation, as the case may be) in the base salary, bonus structure or benefits of the Participant as in effect immediately prior to such reduction, with the result that the Participant’s overall benefits package is significantly reduced; or

(C)       The relocation of the Participant’s principal work location to a facility or a location more than fifty (50) miles from the Participant’s then present principal work location, without the Participant’s express written consent.

This will certify that the Plan was adopted by vote of the Board and stockholders of the Corporation effective as of June 10, 2015 and August 5, 2015, respectively.

/s/ Jeffrey A. Williams

Name: Jeffrey A. Williams

Title: Chief Financial Officer

Date: June 10, 2015

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Amendment to Amended and Restated Stock Option Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.

Amended and Restated Stock Option Plan

Adopted May 23, 2018

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan (the “Plan”), as set forth herein.

1.       Background Information. The Company originally established the Plan effective as of August 27, 2007 and subsequently amended and restated the Plan effective as of August 5, 2015. Section 12 of the Plan provides that the board of directors of the Company may at any time amend the Plan, provided that such amendment is approved by the stockholders of the Corporation if required by applicable law, rule or regulation. The listing rules of the NASDAQ Stock Market require the Company to obtain stockholder approval of any amendment to an equity compensation of the Company that materially increases the number of shares to be issued under such plan. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2018 annual meeting of stockholders to be held on August 29, 2018.

2.       Amendment to Section 4 – Shares of Stock Subject to the Plan; Award Limitation. Paragraph (a) of Section 4 of the Plan is hereby amended in its entirety to read as follows:

“(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be two million (2,000,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 23rd day of May, 2018.

America’s Car-Mart, Inc.

By: /s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

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America’s Car-Mart, Inc.

802 S.E. Plaza Avenue, Suite 200

Bentonville, AR 72712

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Stockholders to be Held August 29, 2018

Notice of Internet Availability of Proxy Materials

Your name, Account Number and Control Number appear in the upper-left-hand-corner of this Notice for online voting purposes. To vote your shares, please follow the instructions listed below.

The America’s Car-Mart, Inc. 2018 Annual Meeting will be held on August 29, 2018, at 10:00 a.m. local time, at America’s Car-Mart, Inc. principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712.

A description of the matters to be voted on and the recommendations of the Board of Directors of America’s Car-Mart, Inc. regarding these matters, appear on the reverse side of this Notice. Instructions for voting your shares appear below.

This is not a ballot. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2018 Annual Report, the Proxy Statement, and proxy card of America’s Car-Mart, Inc. are available at www.onlineproxyvote.com/CRMT.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 15, 2018 to facilitate timely delivery.

How to vote online:

Step 1: Go to www.onlineproxyvote.com/CRMT at any time 24 hours a day.

Step 2: Login using the Control number located in the top left hand corner of the Notice of Internet Availability of Proxy Materials that you received in the mail to access the Proxy Materials.

Step 3: Access the proxy voting link within that website to vote your proxy.

How to receive a copy of the proxy materials by mail for this meeting or for future shareholder meetings:

Telephone: Call the transfer agent of America’s Car-Mart, Inc., Securities Transfer Corporation, at 1-844-230-4626

E-Mail: Send an e-mail to: car-mart@stctransfer.com with “Proxy Materials Order” in the subject line and in the body of the message include your full name, address, and request.

How to attend the meeting and vote in person:

America’s Car-Mart, Inc.’s 2018 Annual Meeting will be held at on August 29, 2018, at 10:00 a.m. local time, at America’s Car-Mart, Inc. principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations Manager by telephone at (479) 464-9944 or by e-mail at zachary.jennings@car-mart.com.  This will assist us with meeting preparations.  You also can obtain directions to the meeting by calling this number. Please bring this notice with you for admission to the meeting.

Proposals to be voted on at America’s Car-Mart, Inc.’s 2018 Annual Meeting are listed on the reverse side along with the recommendations of the Board of Directors of America’s Car-Mart, Inc.

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Voting Items:

The Board of Directors of America’s Car-Mart, Inc. recommends that you vote FOR ALL NOMINEES listed in Proposal 1.

Proposal 1	To elect six directors for a term of one year and until their successors are elected and qualified:

	Ray C. Dillon	Jim von Gremp
	Daniel J. Englander	Joshua G. Welch
	William H. Henderson	Jeffrey A. Williams

The Board of Directors of America’s Car-Mart, Inc. recommends that you vote FOR Proposals 2, 3, 4 and 5:

Proposal 2	To approve an advisory resolution regarding the Company’s compensation of its named executive officers;

Proposal 3	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2019;

Proposal 4	To approve an amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000;

Proposal 5	To approve an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000;

Proposal 6	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

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This proxy is solicited on behalf of the Board of Directors of AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation, hereby appoints Jeffrey A. Williams and Vickie D. Judy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of America’s Car-Mart, Inc. to be held on August 29, 2018 at 10:00 a.m. local time at the Company’s principal executive office, 802 SE Plaza Avenue, Bentonville, AR 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)	To elect six directors for a term of one year and until their successors are elected and qualified:

Ray C. Dillon

☐	FOR	☐	AGAINST	☐	ABSTAIN

Daniel J. Englander

☐	FOR	☐	AGAINST	☐	ABSTAIN

William H. Henderson

☐	FOR	☐	AGAINST	☐	ABSTAIN

Jim von Gremp

☐	FOR	☐	AGAINST	☐	ABSTAIN

Joshua G. Welch

☐	FOR	☐	AGAINST	☐	ABSTAIN

Jeffrey A. Williams

☐	FOR	☐	AGAINST	☐	ABSTAIN

(2)	To approve an advisory resolution regarding the Company’s compensation of its named executive officers.
☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2019.
☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	To approve an amendment to the Company’s Amended and Restated Stock Incentive Plan, increasing the number of shares authorized for issuance under the plan by 100,000.
☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)	To approve an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.
☐	FOR	☐	AGAINST	☐	ABSTAIN

(6)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

How to vote online:

Instead of mailing your proxy, you may choose to vote your shares online by following the instructions outlined below. Proxies submitted by the Internet must be received by 8:30 a.m. Central Time on August 29, 2018.

Step 1: Go to www.onlineproxyvote.com/CRMT at any time 24 hours a day.

Step 2: Login using the Control number located in the top left hand corner of the Notice of Internet Availability of Proxy Materials that you received in the mail to access the Proxy Materials.

Step 3: Access the proxy voting link within that website to vote your proxy.

How to vote on this paper form:

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR each of the director nominees, FOR Proposals 2 3, 4 and 5, and as the proxies deem advisable on such other matters as may come before the meeting.

Date: _________________________________
Signature: ______________________________
Signature: ______________________________

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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